                                                                Exhibit 99.1
                                                                Execution Copy
==============================================================================

                      AGREEMENT AND PLAN OF REORGANIZATION


                                     Among


                           VALLICORP HOLDINGS, INC.,


                                 VALLIWIDE BANK


                                      And


                           WESTAMERICA BANCORPORATION


                                  DATED AS OF

                               NOVEMBER 11, 1996
===============================================================================

                               TABLE OF CONTENTS
                               -----------------

                                                                           Page
                                                                           ----

ARTICLE 1       Definitions ..............................................    1

ARTICLE 2       The Merger ...............................................    7
        2.1     Effective Date ...........................................    7
        2.2     Effect of the Merger .....................................    7
        2.3     Conversion of ValliCorp Common Stock .....................    8
        2.4     Fractional Shares ........................................    9
        2.5     Surrender of Shares of ValliCorp Common Stock ............    9
        2.6     No Further Transfers of Shares of ValliCorp Common Stock..   10
        2.7     Adjustments ..............................................   10
        2.8     Treatment of Stock Options ...............................   11

ARTICLE 3       Representations and Warranties of ValliCorp and ValliWide.   11
        3.1     Capital Structure of ValliCorp ...........................   12
        3.2     Organization, Standing and Authority of ValliCorp ........   13
        3.3     Ownership of Subsidiaries; Capital Structure of
                 Subsidiaries ............................................   13
        3.4     Authorized and Effective Agreement .......................   14
        3.5     SEC Documents; Regulatory Filings ........................   15
        3.6     Financial Statements; Books and Records ..................   15
        3.7     Material Adverse Change ..................................   16
        3.8     Absence of Undisclosed Liabilities .......................   16
        3.9     Properties ...............................................   17
        3.10    Tax Matters ..............................................   20
        3.11    Employee Benefit Plans ...................................   21
        3.12    Certain Contracts ........................................   23
        3.13    Legal Actions and Proceedings ............................   24
        3.14    Compliance with Laws, Regulations and Decrees ............   24
        3.15    Brokers and Finders ......................................   25
        3.16    Insurance ................................................   26
        3.17    Pooling of Interests .....................................   26
        3.18    Certificate or Articles, Bylaws, Books and Records .......   26
        3.19    Loans and Other Assets ...................................   26
        3.20    Restrictions on Investments ..............................   27
        3.21    Collective Bargaining and Employment Agreements ..........   27
        3.22    Compensation of Officers and Employees ...................   28
        3.23    Loan Loss Reserves .......................................   28
        3.24    Transactions With Affiliates .............................   28
        3.25    Information in Registration Statement ....................   28
        3.26    No Brokered Deposits .....................................   29
        3.27    Ownership of WABC Common Stock ...........................   29
        3.28    Delaware Takeover Laws Inapplicable ......................   29
        3.29    Derivatives Contracts; Structured Notes; Etc. ............   29
        3.30    Fairness Opinion .........................................   29

ARTICLE 4       Representations and Warranties of WABC ...................   30
        4.1     Capital Structure of WABC ................................   30
        4.2     Organization, Standing and Authority of WABC .............   30
        4.3     Ownership of WABC Subsidiaries; Capital Structure of WABC
                 Subsidiaries ............................................   30
        4.4     Organization, Standing and Authority of WABC
                 Subsidiaries ............................................   31
        4.5     Authorized and Effective Agreement .......................   31
        4.6     SEC Documents; Regulatory Filings ........................   32
        4.7     Financial Statements; Books and Records ..................   32
        4.8     Material Adverse Change ..................................   33
        4.9     Absence of Undisclosed Liabilities .......................   33
        4.10    Legal Proceedings ........................................   33
        4.11    Compliance with Laws .....................................   34
        4.12    Brokers and Finders ......................................   35
        4.13    Information in Registration Statement ....................   35
        4.14    Pooling of Interests .....................................   35
        4.15    Tax Matters ..............................................   35
        4.16    Employee Benefit Plans ...................................   37
        4.17    Loans and Other Assets ...................................   39
        4.18    Loan Loss Reserves .......................................   40
        4.19    Derivatives Contracts; Structured Notes; Etc. ............   40

ARTICLE 5       Covenants ................................................   41
        5.1     Covenants of WABC ........................................   41
                (a)     Approval by WABC's Shareholders ..................   41
                (b)     Reservation, Issuance and Registration of WABC
                         Common Stock ....................................   41
                (c)     Government Approvals .............................   41
                (d)     Press Releases ...................................   42
                (e)     Takeover Proposals ...............................   42
                (f)     ValliCorp Employees; Directors and Management;
                         Indemnification .................................   42
                (g)     Financial Statements .............................   45
                (h)     Stock Exchange Listing ...........................   46
        5.2     Covenants of ValliCorp ...................................   46
                (a)     Approval by ValliCorp's Shareholders .............   46
                (b)     Shareholder Lists and Other Information ..........   46
                (c)     Government Approvals .............................   46
                (d)     Financial Statements .............................   46
                (e)     Compensation .....................................   47
                (f)     Conduct of Business in the Ordinary Course .......   48
                (g)     Press Releases ...................................   52
                (h)     No Merger or Solicitation ........................   52
                (i)     ValliCorp 401(k) Plan, Profit Sharing Plan and
                         Benefit Plans ...................................   56
                (j)     ValliCorp Accruals and Reserves ..................   56
                (k)     Asset Review .....................................   58
                (l)     Changes in Capital Stock; ValliCorp Dividends ....   59
                (m)     Indebtedness .....................................   60

                (n)     Execution and Delivery of Stock Option Agreement .   60
                (o)     Noncompetition Agreements ........................   60
        5.3     Covenants of WABC and ValliCorp ..........................   60
                (a)     Proxy Statement; Registration Statement ..........   60
                (b)     Commercially Reasonable Efforts ..................   61
                (c)     Investigation ....................................   61
                (d)     Access to Properties, Books and Records;
                         Confidentiality .................................   62
                (e)     Accounting Methods ...............................   62
                (f)     Affiliates .......................................   62
                (g)     Structural Changes to Certain ValliWide Branches .   63
                (h)     FHLB Advances and Security Agreement .............   63
                (i)     Available for Sale Investment Securities
                         Portfolio of ValliCorp ..........................   64
                (j)     Retention Bonus Payments .........................   64
                (k)     Notification re: Book Value Test .................   64
        5.4     Closing ..................................................   64
                (a)     Closing Date .....................................   64
                (b)     Delivery of Documents ............................   64
                (c)     Filings ..........................................   64

ARTICLE 6       Conditions Precedent .....................................   65
        6.1     Conditions Precedent - WABC and ValliCorp ................   65
        6.2     Conditions Precedent - ValliCorp .........................   66
        6.3     Conditions Precedent - WABC ..............................   67

ARTICLE 7       Termination, Waiver and Amendment ........................   70
        7.1     Termination ..............................................   70
                (a)     Termination ......................................   70
                (b)     Notice ...........................................   72
                (c)     Breach of Obligations ............................   72
                (d)     Termination and Expenses .........................   72
        7.2     Survival of Representations, Warranties and Covenants ....   72
        7.3     Amendment or Supplement ..................................   72

ARTICLE 8       Miscellaneous ............................................   73
        8.1     Fees and Expenses ........................................   73
        8.2     Entire Agreement; Severability ...........................   73
        8.3     Binding Agreement ........................................   74
        8.4     No Assignment ............................................   74
        8.5     Notices ..................................................   74
        8.6     Captions .................................................   75
        8.7     Counterparts .............................................   75
        8.8     Governing Law ............................................   76
        8.9     Attorneys' Fees ..........................................   76
        8.10    Specific Performance .....................................   76
        8.11    Waivers ..................................................   76

Annexes

Annex A - Plan of Merger


Exhibits

Exhibit 5.2(a)                  Form of Shareholder Agreement
Exhibit 5.2(o)(i)               Form of Noncompetition Agreement (Directors)
Exhibit 5.2(o)(ii)              Noncompetition Agreement Signatories
Exhibit 5.3(f)(i)               Form of Affiliates Agreement (ValliCorp)
Exhibit 5.3(f)(ii)              Form of Affiliates Agreement (WABC)
Exhibit 6.2(d)                  Opinion of Pillsbury Madison & Sutro LLP
Exhibit 6.3(g)                  Opinion of ValliCorp Counsel

                      AGREEMENT AND PLAN OF REORGANIZATION
                      ------------------------------------


        AGREEMENT AND PLAN OF REORGANIZATION ("Reorganization Agreement" or "Agreement") dated as of November 11, 1996, among ValliCorp Holdings, Inc., a Delaware corporation having its principal executive office at 8405 North Fresno Street, Fresno, California ("ValliCorp"), ValliWide Bank, a California chartered bank having its principal executive office at 8401 North Fresno Street, Fresno, California ("ValliWide"), and Westamerica Bancorporation, a California corporation having its principal executive office at 1108 Fifth Avenue, San Rafael, California ("WABC").

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of the parties hereto deem it advisable and in their best interests and the interests of their respective shareholders that ValliCorp shall be merged with and into WABC ("Merger") pursuant to an Agreement and Plan of Merger substantially in the form attached hereto as Annex A ("Plan of Merger");

        WHEREAS, the Merger is intended to qualify as a tax-free reorganization within the meaning of the provisions of Section 368 of the Internal Revenue Code of 1986, as amended; and

        WHEREAS, the parties hereto desire to provide for certain undertakings, conditions, representations, warranties and covenants in connection with the transactions contemplated hereby;

        NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein and intending to be legally bound hereby, the parties hereto do hereby agree as follows:


                                   ARTICLE 1

                                  Definitions
                                  -----------

        1.1 "Acquisition Event" shall have the meaning set forth in Section 5.2(h)(4).

        1.2     "Acquisition Proposal" shall have the meaning set forth in
Section 5.2(h)(5).

        1.3 "Affiliates" shall mean, with respect to any Person, any Person that, directly or indirectly, controls or is controlled by or is under common control with such Person.

        1.4 "Amended Rights Agreement" shall mean that certain Amended and Restated Rights Agreement between WABC and Chemical Trust Company of California, as Rights Agent, dated as of March 23, 1995.

        1.5     "Applications" shall have the meaning set forth in Section 3.25.

        1.6 "Associates" means associates as defined in Rule 405 under the Securities Act.

        1.7 "Average Price" means the average of the closing prices of WABC Common Stock as quoted on the Nasdaq for the 20 consecutive trading days immediately preceding five trading days prior to the Effective Date, rounded to four decimal places, whether or not trades occurred on those days (subject to adjustment as provided below). The term "trading day" shall mean a day on which trading generally takes place on the Nasdaq and on which trading in WABC Common Stock has not been halted or suspended. In the event WABC pays, declares or otherwise effects a stock split, reverse stock split, reclassification or stock dividend or distribution with respect to the WABC Common Stock between the date of this Agreement and the Effective Time, appropriate adjustments will be made to the Average Price of WABC Common Stock.

        1.8 "Bank Holding Company Act" shall mean the Bank Holding Company Act of 1956, as amended.

        1.9     "Business Combination" shall have the meaning set forth in
Section 5.2(h)(5).

        1.10 "Business Day" shall mean a day on which commercial banks are open for business in California and which is not a Saturday or Sunday.

        1.11    "Call Reports" shall have the meaning set forth in Section 3.5.

        1.12    "Capital Transactions" shall have the meaning set forth in
Section 6.3(l).

        1.13 "Claim" shall mean any and all actions, causes of action, claims, costs, counterclaims, cross-claims, damages, debts, demands, expenses, liabilities, losses, obligations, proceedings and suits of every kind and nature, liquidated or unliquidated, fixed or contingent, in law, equity or otherwise, and whether presently known or unknown.

        1.14    "Closing" shall have the meaning set forth in Section 5.4(a).

        1.15    "Closing Date" shall mean the date specified pursuant to
Section 5.4(a) hereof as the date on which the parties hereto shall close the transactions contemplated herein.

        1.16    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        1.17 "Commission" or "SEC" shall mean the Securities and Exchange Commission.

        1.18    "Convertible Debentures" shall have the meaning set forth in
Section 3.1(a).

        1.19 "Covered Parties" shall have the meaning set forth in Section 5.1(f)(3).

        1.20    "Derivatives Contract" shall have the meaning set forth in
Section 3.29.

        1.21 "Determination Date" shall have the meaning set forth in Section7.1(a)(7).

        1.22 "Determination Letters" shall have meaning set forth in Section 3.11(j).

        1.23    "DGCL" shall mean the Delaware General Corporation Law.

        1.24    "DPC Shares" shall have the meaning set forth in Section
2.3(b)(2).

        1.25    "Effective Date" shall have the meaning set forth in Section
2.1.

        1.26    "Effective Time" shall have the meaning set forth in Section
2.1.

        1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        1.28 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        1.29    "Exchange Agent" shall have the meaning set forth in Section
2.5(a).

        1.30 "Exchange Ratio" shall have the meaning set forth in Section 2.3(a)(i).

        1.31    "FDIA" shall mean the Federal Deposit Insurance Act.

        1.32    "FDIC" shall mean the Federal Deposit Insurance Corporation.

        1.33 "Federal Reserve Board" shall mean the Board of Governors of theFederal Reserve System.

        1.34    "GAAP" shall have the meaning set forth in Section 3.6.

        1.35    "GCL" shall have the meaning set forth in Section 2.1.

        1.36    "Government Approvals" shall have the meaning set forth in
Section 5.1(c).

        1.37    "Governmental Entity" shall have the meaning set forth in
Section 3.4(d).

        1.38 "Independent Appraiser" or "Independent Loan Reviewer" shall have the meaning set forth in Section 5.2(k).

        1.39    "IRS" shall mean the Internal Revenue Service.

        1.40 "Letter Agreement" shall have the meaning set forth in Section 5.3(d).

        1.41 "Material Adverse Effect" shall mean, with respect to ValliCorp or WABC, as the case may be, a material adverse effect on the financial condition, assets, business or results of operations of such party and its subsidiaries taken as a whole, or on the ability of such party to consummate the transactions contemplated hereby. For purposes of this Agreement, the parties agree that if any action is or actions are taken by ValliCorp or ValliWide solely at WABC's request or by WABC solely at ValliCorp's request
(or with the consent of the other party or pursuant to this Agreement) which results in a condition or occurrence, or result in conditions or occurrences, which would otherwise constitute a Material Adverse Effect (but for this sentence), said action(s), condition(s) or occurrence(s) shall not be considered in determining whether a Material Adverse Effect has occurred, unless said action(s), condition(s) or occurrence(s) had been planned by the party impacted thereby prior to the date hereof or it was or they were required by applicable law, regulation, GAAP, RAP or order of a regulatory agency.

        1.42    "Merger" shall have the meaning set forth in the Recitals.

        1.43 "Minimum Price" shall have the meaning set forth in Section 7.1(a)(7).

        1.44    "Nonperforming Assets" shall mean all Nonperforming Loans and
OREO.

        1.45 "Nonperforming Loans" shall mean all loans, leases, other extensions of credit or commitments of ValliCorp and the ValliCorp Subsidiaries finally classified by ValliCorp, the ValliCorp Subsidiaries, any bank regulatory agency, or ValliCorp's independent auditors as "Doubtful," "Loss" or words of similar import in the case of loans (or that would have been so classified in the case of other interest-bearing assets which would be subject to a provision for loan and lease losses) or any loans or extensions of credit which are on nonaccrual or accruing and 90 days or more past due in the payment of principal or interest.

        1.46    "OCC" shall have the meaning set forth in Section 5.1(g)(3).

        1.47 "Ordinary Course of Business" shall have the meaning set forth in Section 5.2(f)(1).

        1.48    "OREO" shall have the meaning set forth in Section 3.19(a).

        1.49 "Person" or "person" shall mean any individual, corporation, association, partnership, limited liability company, group (as defined in section 13(d)(3) of the Exchange Act), joint venture, trust or unincorporated organization, or a government or any agency or political subdivision thereof.

        1.50 "Plan of Merger" shall have the meaning set forth in the Recitals.

        1.51 "Previously Disclosed" shall mean disclosed in a letter from the party making such disclosure and delivered to the other party. The disclosure of any matter by one party to the other for any purpose in the aforesaid letter shall be deemed to be disclosure for all purposes thereunder; providedthat each party shall attempt to disclose matters therein wherever relevant.The inclusion of any matter in information Previously Disclosed shall not be deemed an admission or otherwise to imply that any such matter is material for purposes of this Agreement.

        1.52 "Proxy Statement" shall mean the joint proxy statement/prospectus (or similar documents), together with any supplements thereto, sent to the shareholders of ValliCorp and WABC to solicit their respective approvals of the Agreement, the Plan of Merger and any other matters properly before said shareholders.

        1.53    "RAP" shall have the meaning set forth in Section 3.7.

        1.54 "Registration Statement" shall mean the registration statement with respect to the WABC Common Stock to be issued in connection with the Merger as declared effective by the Commission under the Securities Act.

        1.55 "Rights" shall mean warrants, options, rights, convertible securities and other arrangements or commitments which obligate an entity or its subsidiaries to issue, sell, pledge, assign or otherwise encumber, or to purchase, redeem or otherwise acquire, any of its or their capital stock, and stock appreciation rights, performance units and other similar stock-based rights whether they obligate the issuer thereof to issue stock or other securities or to pay cash.

        1.56 "SEC Documents" shall mean all reports and registration statements filed by a party hereto pursuant to the Securities Laws.

        1.57 "Securities Act" shall mean the Securities Act of 1933, as amended.

        1.58 "Securities Laws" shall mean the Securities Act; the Exchange Act; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; the Trust Indenture Act of 1939, as amended; the rules and regulations of the Commission promulgated thereunder; and applicable state securities laws, rules and regulations.

        1.59 "Standstill Termination Date" shall have the meaning set forth in Section 5.2(h)(5).

        1.60 "Stock Option Agreement" shall mean the Stock Option Agreement dated of even date herewith granted by ValliCorp to WABC to induce WABC to enter into this Agreement.

        1.61 "Superintendent" shall mean the California Superintendent of Banks.

        1.62 "Superior Proposal" shall have the meaning set forth in Section 5.2(h)(2).

        1.63    "Surviving Corporation" shall have the meaning set forth in
Section 2.2.

        1.64 "Takeover Proposal" shall have the meaning set forth in Section 5.2(h)(1).

        1.65 "Termination Fee" shall have the meaning set forth in Section 5.2(h)(4).

        1.66    "Trust Account Shares" shall have the meaning set forth in
Section 2.3(b)(2).

        1.67    "ValliCorp Certificate" shall have the meaning set forth in
Section 2.3(b)(1).

        1.68    "ValliCorp Common Stock" shall have the meaning set forth in
Section 3.1(a).

        1.69 "ValliCorp Financial Statements" shall mean (i) the consolidated balance sheets of ValliCorp as of September 30, 1996 and as of December 31, 1995, 1994, 1993, 1992 and 1991 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the period ended September 30, 1996 and each of the five years ended December 31, 1995, 1994, 1993, 1992 and 1991 as filed by ValliCorp in SEC Documents and (ii) the consolidated balance sheets of ValliCorp and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by ValliCorp in SEC Documents with respect to periods ended subsequent to September 30, 1996.

        1.70 "ValliCorp Plans" shall have the meaning set forth in Section 3.11(j).

        1.71    "ValliCorp Preferred Stock" shall have the meaning set forth in
Section 3.1(a).

        1.72 "ValliCorp Rights Agreement" shall have the meaning set forth in Section 3.1(a).

        1.73 "ValliCorp Subsidiary" or "ValliCorp Subsidiaries" shall have the meaning set forth in Section 3.3.

        1.74 "ValliCorp Trusts" shall have the meaning set forth in Section 3.11(j).

        1.75    "Violation" shall have the meaning set forth in Section 3.4(c).

        1.76 "Voting Equity" shall have the meaning set forth in Sections 5.2(h)(5).

        1.77 "Voting Securities" shall have the meaning set forth in Section 5.2(h)(5).

        1.78 "WABC Common Stock" shall mean the common stock, no par value, of WABC.

        1.79 "WABC Financial Statements" shall mean (i) the consolidated balance sheets of WABC as of September 30, 1996 and as of December 31, 1995, 1994, 1993, 1992 and 1991 and the related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) for the periods ended September 30, 1996 and each of the five years ended December 31, 1995, 1994, 1993, 1992 and 1991 as filed by WABC in SEC
Documents and (ii) the consolidated balance sheets of WABC and related consolidated statements of income, cash flows and changes in shareholders' equity (including related notes, if any) as filed by WABC in SEC Documents with respect to periods ended subsequent to September 30, 1996.

        1.80    "WABC Plans" shall have the meaning set forth in Section
4.16(j).

        1.81    "WABC Rights" shall have the meaning set forth in Section
2.5(a).

        1.82 "WABC Subsidiary" or "WABC Subsidiaries" shall have the meaning set forth in Section 4.3.

        1.83    "WABC Trusts" shall have the meaning set forth in Section
4.16(j).

                                   ARTICLE 2

                                   The Merger
                                   ----------

        2.1     Effective Date.  Subject to the terms and conditions of this
                --------------
Agreement, the Merger shall become effective upon the filing with the California Secretary of State and the Delaware Secretary of State of a duly executed Plan of Merger and officers' certificates prescribed by section 1103 of the California General Corporation Law (the "GCL") and/or other documents as required by the DGCL, or at such time thereafter as is provided by mutual agreement in the Plan of Merger (the "Effective Time"). The date on which the Effective Time occurs as specified in the Plan of Merger shall be referred to herein as the "Effective Date."

        2.2     Effect of the Merger.  Subject to the terms and conditions of
                --------------------
this Agreement and the Plan of Merger, at the Effective Time, ValliCorp shall be merged with and into WABC and WABC shall be the surviving corporation (the "Surviving Corporation") in the Merger. All assets, rights, goodwill, privileges, immunities, powers, franchises and interests of ValliCorp and WABC in and to every type of property (real, personal and mixed) and choses in action, as they exist as of the Effective Time, including appointments, designations and nominations and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estate, assignee, receiver and in every other fiduciary capacity, shall pass and be transferred to and vest in the Surviving Corporation by virtue of the Merger at the Effective Time without any deed, conveyance or other transfer; the separate existence of ValliCorp shall cease and the corporate existence of WABC as the Surviving Corporation shall continue unaffected and unimpaired by the Merger; and the Surviving Corporation shall be deemed to be the same entity as each of ValliCorp and WABC and shall be subject to all of their duties and liabilities of every kind and description. The Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of WABC and ValliCorp; and any claim existing or action or proceeding pending by or against WABC or ValliCorp may be prosecuted as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either WABC or ValliCorp shall be impaired by reason of the Merger.

        2.3     Conversion of ValliCorp Common Stock.  At the Effective Time,
                ------------------------------------
subject to Sections 2.3(c) and 2.4 hereof, by virtue of the Merger and without any action on the part of WABC, ValliCorp or the holder of any ValliCorp Common Stock:

        (a) Each share of ValliCorp Common Stock issued and outstanding prior to the Effective Time (other than shares of ValliCorp Common Stock held
(x) in ValliCorp's treasury or (y) directly or indirectly by WABC or ValliCorp or any of their respective Subsidiaries (except for Trust Account Shares and DPC Shares) shall be converted into the right to receive per share consideration in the amount calculated as set forth hereinbelow in the form of WABC Common Stock, unless said Exchange Ratio is further adjusted pursuant to
Section 6.3(l) or 7.1(a)(7), as follows:

                (i) If the Average Price of WABC Common Stock is not less than $48.69 and is not more than $53.81, the Exchange Ratio shall be determined by dividing $21.00 by the Average Price (the "Exchange Ratio");

                (ii) Subject to Section 7.1(a)(7), if the Average Price is less than $48.69, the Exchange Ratio shall be .4313; and

                (iii) If the Average Price is greater than $53.81, the Exchange Ratio shall be adjusted, as follows:


Exchange        $21.00    -         $21.00      x   40%   +      $21.00
                ------          -------------                 -------------
Ratio =         $53.81          Average Price                 Average Price

        (b)(1) All of the shares of ValliCorp Common Stock converted into WABC Common Stock pursuant to this Article 2 shall no longer be outstanding and shall automatically be canceled and shall cease to exist as of the Effective Time, and each certificate (each a "ValliCorp certificate") previously representing any such shares of ValliCorp Common Stock shall thereafter represent the right to receive (i) a certificate representing the number of whole shares of WABC Common Stock and (ii) cash in lieu of fractional shares into which the shares of ValliCorp Common Stock represented by such ValliCorp Certificate have been converted pursuant to this Section 2.3 and Section 2.4 hereof.

        (b)(2) At the Effective Time, all shares of ValliCorp Common Stock that are owned by ValliCorp as treasury stock and all shares of ValliCorp Common Stock that are owned directly or indirectly by WABC or ValliCorp or any of their respective Subsidiaries (other than shares of ValliCorp Common Stock held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of WABC Common Stock that are similarly held, whether held directly or indirectly by WABC or ValliCorp, as the case may be, being referred to herein as "Trust Account Shares") and other than any shares of ValliCorp Common Stock held by WABC or ValliCorp or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of ValliCorp Common Stock, and shares of WABC Common Stock that are similarly held, whether held directly or indirectly by WABC or ValliCorp or any of their respective Subsidiaries, being referred to herein as "DPC Shares")) shall be canceled and shall cease to exist and no stock of WABC or other consideration shall be delivered in exchange therefor. All shares of WABC Common Stock that are owned by ValliCorp or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become authorized but unissued stock of WABC. Subject to Section 2.3(c), each share of WABC Common Stock issued and outstanding immediately prior to the Effective Time shall remain an issued and outstanding share of common stock of the Surviving Corporation and shall not be converted or otherwise affected by the Merger.

        (c) From and after the Effective Date, the holders of ValliCorp Certificates formerly representing shares of ValliCorp Common Stock shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Chapter 262 of the DGCL. All shareholders of WABC Common Stock shall be entitled to dissenters' rights under the GCL to the extent set forth in Chapter 13 of the GCL.

        2.4     Fractional Shares.  Notwithstanding any other provision hereof,
                -----------------
no fractional shares of WABC Common Stock shall be issued to holders of shares of ValliCorp Common Stock. In lieu thereof, each such holder entitled to a fraction of a share of WABC Common Stock shall receive, at the time of surrender of the ValliCorp Certificates, an amount in cash equal to the Average Price, multiplied by the fraction of a share of WABC Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of a fractional share.

        2.5     Surrender of Shares of ValliCorp Common Stock.
                ----------------------------------------------

        (a) Prior to the Effective Date, WABC shall appoint Chemical Trust Company of California or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to ValliCorp and WABC, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the WABC Common Stock, and at and after the Effective Date, WABC shall issue and deliver to the Exchange Agent certificates representing the shares of WABC Common Stock, as shall be required to be delivered to holders of shares of ValliCorp Common Stock pursuant to Section 2.3 of this Agreement. As soon as practicable after the Effective Date, each holder of shares of ValliCorp Common Stock converted pursuant to Section 2.3, upon surrender to the Exchange Agent of one or more ValliCorp Certificates for cancellation, will be entitled to receive a certificate representing the number of shares of WABC Common Stock determined in accordance with Section 2.3 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 2.4. All references in this Agreement and the Plan of Merger to WABC Common Stock shall be deemed to include the corresponding rights ("WABC Rights") to purchase shares of WABC Common Stock pursuant to the Amended Rights Agreement, except where the context otherwise requires, and each certificate representing shares of WABC Common Stock will bear a notation incorporating the Amended Rights Agreement by reference. Certificates issued for shares of WABC Common Stock shall be deemed to be certificates for the WABC Rights.

        (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the shares of WABC Common Stock after the Effective Date will be paid to persons entitled to receive such certificates for shares of WABC Common Stock until such persons surrender their ValliCorp Certificates. Upon surrender of such ValliCorp Certificate, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the shares of WABC Common Stock as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

        (c) If any certificate for shares of WABC Common Stock is to be issued in a name other than that in which the ValliCorp Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such shares of WABC Common Stock in a name other than the registered holder of the ValliCorp Certificate surrendered, or such persons shall establish to the satisfaction of WABC and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

        (d) All dividends or distributions, and any cash to be paid in lieu of fractional shares pursuant to Section 2.4, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered ValliCorp Certificates representing shares of ValliCorp Common Stock and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to WABC, and after such time any holder of a ValliCorp Certificate who has not surrendered such ValliCorp Certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to WABC for payment or delivery of such dividends or distributions or cash, as the case may be.

        2.6     No Further Transfers of Shares of ValliCorp Common Stock.  At
                --------------------------------------------------------
the Effective Date, the stock transfer books of ValliCorp shall be closed and no transfer of shares of ValliCorp Common Stock theretofore outstanding shall thereafter be made.

        2.7     Adjustments.  If, between the date of this Agreement and the
                -----------
Effective Date, the outstanding shares of WABC Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of shares of WABC Common Stock to be issued and delivered in the Merger in exchange for each outstanding share of ValliCorp Common Stock shall be correspondingly adjusted.

        2.8     Treatment of Stock Options.
                --------------------------

        (a) On the Effective Date, the obligations under any stock option plans of ValliCorp shall be assumed by WABC. On the Effective Date, options to purchase shares of ValliCorp Common Stock issued pursuant to ValliCorp's stock option plans or stock option plans of companies acquired by ValliCorp that are outstanding shall be converted, without any action on the part of the holders thereof, into options to acquire, upon payment of the adjusted exercise price (which shall equal the exercise price per share for the options immediately prior to the Merger, divided by the Exchange Ratio), the number of shares of WABC Common Stock the option holder would have received pursuant to the Merger if he or she had exercised all his or her options immediately prior thereto. WABC acknowledges that the transactions contemplated hereby will accelerate the vesting of all stock options outstanding under the Key Employees Stock Option Plan and the Directors Stock Option Plan, and WABC agrees that all such options under the Key Employees Stock Option Plan and Directors Stock Option Plan shall be immediately exercisable in full from and after the Effective Date. Except as noted above each ValliCorp stock option shall otherwise continue on terms and conditions that are consistent with those that were applicable on the Effective Date.

        (b) The ValliCorp Directors Stock Option Plan shall be deemed to be amended by ValliCorp to the effect that a non-officer Director's service does not terminate as long as he remains a Director or advisory Director of ValliWide or its successors on and after the Effective Date. WABC covenants that it will, for purposes of the Directors Stock Option Plan, at or immediately following the Effective Date, offer each current non-officer Director of ValliCorp (who does not become a director of WABC) a position as Director or advisory Director of ValliWide and that should ValliWide be merged into any other subsidiary of WABC each current non-officer Director shall be offered a position, for purposes of the Directors Stock Option Plan, as an advisory Director of the successor in interest to ValliWide.

        (c) Subject to the mutual intent of the parties that the Merger will be accounted for under the pooling-of-interests method, ValliCorp shall otherwise amend its option plans and obtain any required shareholder approval of such option plan amendments and shall amend, as necessary, any and all option agreements (including obtaining any required participant consents) prior to the Effective Date to make them consistent with this Section 2.8.


                                   ARTICLE 3

           Representations and Warranties of ValliCorp and ValliWide
           ---------------------------------------------------------

        ValliCorp, with respect to ValliCorp, and ValliWide, with respect to ValliWide, hereby represent and warrant to WABC as follows, except, in the case of each representation and warranty contained in this Article 3, as Previously
Disclosed:

        3.1     Capital Structure of ValliCorp.
                ------------------------------

        (a) The authorized capital stock of ValliCorp consists of (i) 40,000,000 shares of common stock, $.01 par value ("ValliCorp Common Stock"), 13,984,039 shares of which, as of the date hereof, are issued and outstanding and no shares are held in treasury, and (ii) 5,000,000 shares of preferred stock, par value $.01 per share ("ValliCorp Preferred Stock"), none of which are issued and outstanding. No other equity securities of ValliCorp have been issued or are outstanding. As of the date hereof, no shares of ValliCorp Preferred Stock or ValliCorp Common Stock were reserved for issuance, except that (i) 886,689 shares of ValliCorp Common Stock were reserved for issuance upon the exercise of stock options, at a weighted average exercise price of $12.2642 per share, all of which have been granted pursuant to ValliCorp's stock option plans or stock option plans of companies acquired by ValliCorp (as Previously Disclosed), (ii) 250,000 shares of ValliCorp Preferred Stock were reserved for issuance upon exercise of rights pursuant to the Rights Agreement dated as of March 25, 1996, between ValliCorp and First Interstate Bank of California, as amended (the "ValliCorp Rights Agreement"), and (iii) 152,939 shares of ValliCorp Common Stock were reserved for issuance pursuant to ValliCorp's Mandatory Convertible Subordinated Debentures due 1998 and Optional Convertible Subordinated Debentures due 1998 (collectively, "Convertible Debentures"). Otherwise, there are no outstanding (i) options, agreements, calls or commitments of any character which would obligate ValliCorp or the ValliCorp Subsidiaries to issue, sell, pledge, assign or otherwise encumber or dispose of, or to purchase, redeem or otherwise acquire, any ValliCorp Common Stock or any other equity security of ValliCorp or the ValliCorp Subsidiaries; or (ii) warrants or options relating to, rights to acquire, or debt or equity securities convertible into, shares of ValliCorp Common Stock or any other equity security of ValliCorp or the ValliCorp Subsidiaries. The outstanding common stock of ValliCorp has been duly and validly registered with the Commission pursuant to the Exchange Act, to the extent required thereunder. As of the date hereof, neither ValliCorp nor the ValliCorp Subsidiaries have any bonds, debentures, notes or other indebtedness the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of ValliCorp (or the ValliCorp Subsidiaries) on any matter or to approve the transactions contemplated hereby, other than the Convertible Debentures. All outstanding shares of ValliCorp Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Said stock has been issued in compliance with all applicable Securities Laws. The stock options described in clause (i) of the fourth sentence of this Section 3.1(a) were granted and, upon issuance in accordance with the terms of the outstanding options, such shares shall be issued, in compliance with all applicable laws. ValliCorp does not have and is not bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of ValliCorp or any ValliCorp Subsidiary and except for rights issued pursuant to the ValliCorp Rights Agreement. None of the shares of ValliCorp's capital stock has been issued in violation of the preemptive rights of any person. ValliCorp has taken all action necessary so that the approval, execution and delivery of this Reorganization Agreement, the Stock Option Agreement and the Plan of Merger and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the acquisition of shares of ValliCorp Common Stock by WABC pursuant to the Stock Option Agreement, do not and will not result in the grant of any Rights to any person under the ValliCorp Rights Agreement or enable, require or otherwise cause the Rights thereunder to be exercised, distributed or triggered and in no event will WABC become an Acquiring Person within the meaning of the ValliCorp Rights Agreement.

        (b) The authorized capital stock of ValliWide consists of 6,000,000 shares of common stock, $2.00 par value, 50 shares of which, as of the date hereof, are issued and outstanding. No other equity securities of ValliWide have been issued or are outstanding. No shares of equity securities of ValliWide were reserved for issuance. All outstanding shares of common stock of ValliWide have been duly authorized and validly issued and are fully paid and nonassessable (except pursuant to the California Financial Code). Said stock has been issued in compliance with all applicable Securities Laws.

        3.2     Organization, Standing and Authority of ValliCorp.  Each of
                -------------------------------------------------
ValliCorp and its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Through its banking subsidiary, ValliWide, ValliCorp holds current valid licenses to engage in the commercial banking business in California at its banking offices in California and, along with ValliWide, ValliCorp is in material compliance with all agreements, understandings or orders of the Federal Reserve Board, the FDIC, the Superintendent or any other regulatory authority having jurisdiction over its or their business or any of its or their assets or properties. Neither the scope of the business of ValliCorp or its Subsidiaries nor the location of their properties requires any of them to be licensed to do business in any jurisdiction other than the State of California. The deposits of ValliWide are insured by the FDIC to the maximum extent permitted by applicable law and regulation. ValliCorp is a bank holding company registered under the Bank Holding Company Act. ValliWide is a member of the Federal Reserve System.

        3.3     Ownership of Subsidiaries; Capital Structure of Subsidiaries.
                ------------------------------------------------------------
Except as listed below, neither ValliCorp nor ValliWide owns, directly or indirectly, a five percent or greater equity interest or interest convertible into a five percent or greater equity interest in any corporation, bank or other Person (collectively, the "ValliCorp Subsidiaries" and, individually, a "ValliCorp Subsidiary").

        Name of Subsidiary                           Ownership
        ------------------                           ---------
        ValliWide Bank                               Wholly Owned

        Commerce Securities Corporation              Wholly Owned by ValliWide

        California Valley Securities Corporation     Wholly Owned by ValliWide

        The outstanding shares of capital stock of each ValliCorp Subsidiary have been duly authorized and validly issued and are fully paid and, except for ValliWide, nonassessable, and all such shares are directly or indirectly owned by ValliCorp free and clear of all liens, claims and encumbrances. No ValliCorp Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any ValliCorp Subsidiary, and there are no agreements, understandings or commitments relating to the right of ValliCorp to vote or to dispose of said shares. None of the shares of capital stock of any ValliCorp Subsidiary has been issued in violation of the preemptive rights of any person.

        3.4     Authorized and Effective Agreement.
                ----------------------------------

        (a) Each of ValliCorp and ValliWide, as applicable, has all requisite corporate power and authority to enter into this Agreement, the Plan of Merger and the Stock Option Agreement and, subject to the adoption of this Agreement and the Plan of Merger by the holders of ValliCorp Common Stock, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Plan of Merger and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of ValliCorp or ValliWide, as applicable (including without limitation the approval of this Agreement by the unanimous vote of all members of ValliCorp's Board of Directors, which approval includes a resolution directing, subject to Sections 5.2(a) and 5.2(h) hereof, that the Proxy Statement contain a recommendation by the Board of Directors that the shareholders of ValliCorp approve this Agreement and the transactions contemplated hereby), subject in the case of this Agreement only to the provisions of Section 5.2(h) and the affirmative vote of the holders of a majority of the outstanding shares of ValliCorp Common Stock as required under the DGCL and ValliCorp's Restated Certificate of Incorporation and Bylaws. The Board of Directors of ValliCorp has directed that this Agreement and the Plan of Merger be submitted to ValliCorp's shareholders for approval at a special meeting to be held as soon as practicable. This Agreement has been duly executed and delivered by ValliCorp and ValliWide, and the Stock Option Agreement has been duly executed and delivered by ValliCorp.

        (b) Assuming the accuracy of the representation contained in Section 4.5(b) hereof, this Agreement, the Plan of Merger and the Stock Option Agreement constitute legal, valid and binding obligations of ValliCorp and ValliWide, as applicable, enforceable against ValliCorp and ValliWide, as applicable, in accordance with their respective terms, subject, as to enforceability, to bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (c) Neither the execution and delivery of this Agreement, the Plan of Merger or the Stock Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by ValliCorp and ValliWide, as applicable, with any of the provisions hereof or thereof shall (i) conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") pursuant to any provision of the articles or certificate of incorporation or association, charter or by-laws of ValliCorp or any ValliCorp Subsidiary, (ii) cause a Violation of any loan or credit agreement, note, bond, mortgage, indenture, license, lease or other agreement, instrument or obligation, or (iii) assuming the consents which are Previously Disclosed are duly obtained, result in any Violation of any order, writ, injunction, decree, statute, law, ordinance, rule or regulation applicable to ValliCorp or any ValliCorp Subsidiary.

        (d) No consent, approval, order or authorization of, or declaration, notice, filing or registration with, any court, administrative agency or commission or other governmental or regulatory authority, or instrumentality, foreign or domestic (each, a "Governmental Entity"), is required by or with respect to ValliCorp or any ValliCorp Subsidiary in connection with the execution, delivery and performance of this Agreement, the Plan of Merger and the Stock Option Agreement or the consummation by ValliCorp and ValliWide, as applicable, of the transactions contemplated hereby or thereby.

        3.5     SEC Documents; Regulatory Filings.  ValliCorp has filed all SEC
                ---------------------------------
Documents and other documents required by the Securities Laws and such SEC Documents and other documents complied, as of their respective dates, in all material respects with the Securities Laws. As of their respective dates, none of such SEC Documents and other documents contained, as of the date hereof, or will contain, as to documents filed after the date hereof, any untrue statement of material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify
--------  -------
information as of any earlier date. ValliCorp and each of the ValliCorp Subsidiaries has filed all material documents and reports relating to ValliCorp and the ValliCorp Subsidiaries required to be filed by them with the SEC, Federal Reserve Board, FDIC, Superintendent or any other governmental authority having jurisdiction over their businesses or any of their assets or properties, and such documents and reports conformed in all material respects with the applicable statutes, regulations and instructions (including regulatory accounting practices) in existence as of the date of filing of such documents and reports. ValliWide has delivered to WABC true and complete copies of its most recent annual and quarterly Consolidated Reports of Condition and Income filed with the Federal Reserve Board and Superintendent and will promptly deliver to WABC true and complete copies of such reports after the filing thereof with the Federal Reserve Board and Superintendent (as such reports have since the time of their filing been amended, or may after their filing, if after the date hereof, be amended, the "Call Reports").

        3.6     Financial Statements; Books and Records.  The ValliCorp
                ---------------------------------------
Financial Statements fairly present the consolidated financial position of ValliCorp and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of ValliCorp and its consolidated subsidiaries for the periods then ended in conformity with generally accepted accounting principles ("GAAP") applicable to financial institutions applied on a consistent basis except as disclosed therein. Such consolidated financial statements as of any fiscal year end have been audited by independent auditors and include an unqualified opinion(s) of such auditing firm(s) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of ValliCorp at the dates indicated and for the periods then ending. The books and records (including ValliCorp Financial Statements) of ValliCorp and each ValliCorp Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound and such books and records have been properly kept and maintained. The financial records of ValliCorp and the ValliCorp Subsidiaries have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect. Management of ValliCorp believes that the data processing equipment, data transmission equipment, related peripheral equipment and software used by ValliCorp in the operation of its business to generate and retrieve its financial records are adequate for the current needs of ValliCorp.

        3.7     Material Adverse Change.  ValliCorp has not, on a consolidated
                -----------------------
basis, suffered any material adverse change in its financial condition, assets, business or results of operations from the financial condition, assets, business or results of operations indicated in the financial statements of ValliCorp at December 31, 1995, which financial statements have heretofore been provided to WABC. For purposes of this Section, the parties agree that if any action is or actions are taken by ValliCorp or ValliWide solely at WABC's request (or with the consent of WABC or pursuant to this Agreement) which results in a condition or occurrence, or results in conditions or occurrences, which would otherwise constitute a Material Adverse Effect (but for this sentence), said action(s), condition(s) or occurrence(s) shall not be considered in determining whether a Material Adverse Effect has occurred, unless said action(s), condition(s) or occurrence(s) had been planned by ValliCorp prior to the date hereof or it was or they were required by applicable law, regulation, GAAP, regulatory accounting practices ("RAP") or order of a regulatory agency.

        3.8     Absence of Undisclosed Liabilities.  Neither ValliCorp nor any
                ----------------------------------
ValliCorp Subsidiary has incurred or discharged, and is legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), that is material to ValliCorp on a consolidated basis, or that, when combined with all similar liabilities, would be material to ValliCorp on a consolidated basis, except for items reflected on or for which reserves have been established in the unaudited balance sheets of ValliCorp and the ValliCorp Subsidiaries as of September 30, 1996 in accordance with GAAP, and except for liabilities incurred in the ordinary course of business subsequent to September 30, 1996. No agreement pursuant to which any loans or other assets have been or will be sold by ValliCorp entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by ValliCorp, to cause ValliCorp or the ValliCorp Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against ValliCorp or the ValliCorp Subsidiaries. No cash, stock or other dividend or any other distribution with respect to (i) the stock of ValliCorp, or (ii) except as disclosed in writing to WABC as of the date hereof or hereafter, the ValliCorp Subsidiaries, has been declared, set aside or paid. Except as Previously Disclosed, no shares of the stock of ValliCorp or the ValliCorp Subsidiaries have been purchased, redeemed or otherwise acquired, directly or indirectly, by ValliCorp since December 31, 1994, and no agreements have been made to do the foregoing.

        3.9     Properties.
                ----------

        (a) ValliCorp or the ValliCorp Subsidiaries have good, marketable and insurable title, free and clear of all liens, encumbrances, charges, defaults, equitable interests and the right of possession, subject to existing leaseholds as heretofore disclosed to WABC, to all real properties and good title to all other property and assets, tangible and intangible, which are reflected on the ValliCorp Financial Statements as of December 31, 1995, or acquired after such date (except property held as lessee under leases disclosed in writing to WABC prior to the date hereof and except personal property sold or otherwise disposed of since December 31, 1995, in the ordinary course of ValliCorp's business), except (i) liens for taxes or assessments not yet due and payable, (ii) pledges to secure deposits and other liens incurred in the ordinary course of banking business, (iii) such other liens and encumbrances and imperfections of title, if any, as do not materially affect the value of such property as reflected in ValliCorp's balance sheet as of December 31, 1995, or as currently shown on the books and records of ValliCorp and the ValliCorp Subsidiaries and which do not interfere with or impair its present and continued use, or (iv) exceptions disclosed in title reports and preliminary title reports, copies of which have heretofore been provided to WABC. To ValliCorp's knowledge, all tangible properties of ValliCorp and the ValliCorp Subsidiaries conform in all material respects with all applicable ordinances, regulations and zoning laws. All tangible properties of ValliCorp and the ValliCorp Subsidiaries with book values of $250,000 or more are in a good state of maintenance and repair (reasonable wear and tear excepted) and are adequate for the current business of ValliCorp or the ValliCorp Subsidiaries.

        (b)(1) For purposes of this Section 3.9(b) only, the following terms shall have the indicated meaning:

                "Business" means the business conducted at any Real Property (as defined below).

                "Environmental Law" means any and all applicable federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to the environment, or to any Hazardous Substances (as defined below).

                "Hazardous Substances" means any chemical, compound, material, mixture, living organism or substance that is now defined or listed in, or otherwise classified or regulated in any way pursuant to, any Environmental Laws as a "hazardous waste," "hazardous substance," "hazardous material," "extremely hazardous waste," "infectious waste," "toxic substance," or "toxic pollutants," such materials, including without limitation, oil, waste oil, petroleum, waste petroleum, polychlorinated biphenyls ("PCBs"), asbestos, radon, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel (or mixtures of natural gas and such synthetic gas).

                "Real Property" means all interests in real property of ValliCorp or the ValliCorp Subsidiaries, including without limitation, interests in fee, leasehold, interest as mortgagee or secured party, or option or contract to purchase or acquire.

                "Reportable Quantity" means the quantity set forth in 40 C.F.R.
        Part 302 as it is in effect on the effective date of this Agreement for the particular Hazardous Substances set forth therein. With respect to Hazardous Substances not listed in that part, if any, "reportable quantity" means one (1) pound. "Reportable Quantity" shall be determined based on a single release or series of related releases or threatened releases.

                "To ValliCorp's knowledge" shall mean to the best knowledge, after reasonable inquiry, of the following officers of ValliCorp or
        ValliWide: Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Credit Officer, and General Counsel.

        (2) Except as Previously Disclosed, to ValliCorp's knowledge, there are no pending or threatened claims, actions or proceedings against ValliCorp or any person relating to:

                (i) any asserted liability of ValliCorp or any of its Affiliates or any current or prior owner, operator, occupier or user of any Real Property under any Environmental Law, including without limitation, the terms and conditions of any permit, license, authority, settlement or other obligation arising under any Environmental Law;

                (ii) any handling, storage, use or disposal of Hazardous Substances on, under or within any Real Property or any transportation or removal of Hazardous Substances to or from any Real Property;

                (iii) any actual or threatened discharge, release or emission of Hazardous Substances from, on, under or within any Real Property into the air, water, surface water, groundwater, land surface or subsurface strata; or

                (iv) any actual or asserted claims for personal injuries, illness or damage to real or personal property related to or arising out of exposure to Hazardous

        Substances discharged, released or emitted from, on, under, within or into, or transported from or to, any Real Property.

        (3) Except as Previously Disclosed, to ValliCorp's knowledge, no Hazardous Substances are present on, under or within any Real Property (except those Hazardous Substances used in the normal course of operating or maintaining the business of ValliCorp or any ValliCorp Subsidiary) and, except as Previously Disclosed, the presence of these Hazardous Substances does not violate any Environmental Law. Except as Previously Disclosed, to ValliCorp's knowledge, there are no storage tanks underground or otherwise present on any Real Property and all such tanks Previously Disclosed comply with applicable law, all permits in respect thereof are in full force and effect and there have been no releases or discharges of Hazardous Substances from such tanks to the environment.

        (4) To ValliCorp's knowledge, no Hazardous Substances have been, or have been threatened to be, discharged, released or emitted in a Reportable Quantity into the air, water, surface water, groundwater, land surface or subsurface strata or transported to or from the Real Property except in accordance with Environmental Laws (in particular, but without limitation, in accordance with any permits issued pursuant thereto) and as Previously Disclosed. To ValliCorp's knowledge all notifications, remediation, removal or other response actions of any kind whatsoever, in respect of such discharges, releases and emissions which are required by Environmental Laws, and by applicable agreements with third parties, have been made within the time limits prescribed by such Environmental Laws and such third party agreements. Copies of all such notifications or documents relating to any remediation,removal or response action have previously been provided to WABC.

        (5) To ValliCorp's knowledge, except as Previously Disclosed, ValliCorp and its Affiliates are in compliance, in all material respects, with all Environmental Laws related to the ownership, operation, use and occupation of the Real Property.

        (6) To ValliCorp's knowledge, except as Previously Disclosed, no part of any Real Property is listed on CERCLIS or the National Priorities List created pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, as a site containing Hazardous Substances.

        (7) ValliCorp has provided WABC with copies of all material notices required under any Environmental Law with respect to the Real Property at which the business of ValliCorp or ValliCorp's Subsidiaries is conducted, including without limitation, notices required under California Health & Safety Code section 25359.7.

        (8) All properties held by ValliCorp or the ValliCorp Subsidiaries under leases are held by them under valid, binding and enforceable leases, with such exceptions as are not material and do not interfere with the conduct of the business of ValliCorp, and ValliCorp enjoys quiet and peaceful possession of such leased property. ValliCorp and the ValliCorp Subsidiaries are not in default in any material respect under any material lease, agreement or obligation regarding their properties to which they are a party or by which they are bound.

        (9) Except as Previously Disclosed, all of ValliCorp's and the ValliCorp Subsidiaries' rights and obligations under the leases referred to in
Section 3.9(b)(8) above do not require the consent of any other party to the transactions contemplated by this Agreement.

        3.10    Tax Matters.
                -----------

        (a) ValliCorp and each ValliCorp Subsidiary have timely filed federal income tax returns for each year through December 31, 1995 and have timely filed, or caused to be filed, all other federal, state, county, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to ValliCorp or any ValliCorp Subsidiary, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required to be filed by each of them, and each such return, report or other information is complete and accurate in all material respects. All taxes, fees and other governmental charges, including any interest and penalties thereon, due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such amounts, except where any such failure to pay or establish adequate reserves, except those that are being contested in good faith, which contested matters existing as of the date hereof have been disclosed to WABC in writing and through the Effective Date any other contested matters will have been disclosed to WABC in writing, and, as of the Effective Date, all taxes due in respect of any subsequent periods ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. ValliCorp or the ValliCorp Subsidiaries have not been requested to give any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by any of them for any period and, as of the date of this Agreement and the Effective Date (except as disclosed to WABC in writing with respect to occurrences after the date hereof) (A) there are no claims pending against ValliCorp and the ValliCorp Subsidiaries for any alleged deficiency in the payment of any taxes, and ValliCorp does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes; and (B) to the knowledge of ValliCorp, there have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Articles XIII.A of the California Constitution, of any real property with a book value in excess of $250,000 owned in whole or in part by ValliCorp and the ValliCorp Subsidiaries or to the best of ValliCorp's knowledge, of any real property with aggregate remaining lease payments of $250,000 or more leased by ValliCorp and the ValliCorp Subsidiaries. Neither ValliCorp nor any ValliCorp Subsidiary will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

        (b) Neither ValliCorp nor any ValliCorp Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against ValliCorp or any ValliCorp Subsidiary which have not been settled and paid.

        (c) ValliCorp has made available to WABC copies of all its and the ValliCorp Subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991.

        (d)     No consent has been filed relating to ValliCorp pursuant to section 341(f) of the Code.

        3.11    Employee Benefit Plans.
                ----------------------

        (a) ValliCorp has heretofore delivered to WABC an accurate list setting forth all qualified pension or profit-sharing plans, any deferred compensation, stock option, consulting, bonus or group insurance contract, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other material fringe benefit plans, trust agreements, arrangements and commitments of ValliCorp and the ValliCorp Subsidiaries, if any, or any other material incentive, welfare or employee benefit plan or agreement maintained or contributed to by ValliCorp or any ValliCorp Subsidiary for the benefit of employees or former employees of ValliCorp or any ValliCorp Subsidiary, together with copies of all such plans, agreements, arrangements and commitments that are documented, and any and all written contracts of employment. ValliCorp has also made available to WABC any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts and will make available to WABC upon request (i) the most recent actuarial and financial reports prepared with respect to any qualified plans,
(ii) the most recent annual reports filed with any government agency and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan. None of such plans is a multiemployer plan (within the meaning of section 3(37) of ERISA).

        (b) Neither ValliCorp nor any ValliCorp Subsidiary (nor any pension plan maintained by any of them) has incurred or reasonably expects to incur any material liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to section 4007 of ERISA, all of which have been fully paid. No reportable event under section 4043(b) of ERISA has occurred with respect to any such pension plan, other than a reportable event that occurs by reason of the transactions contemplated by this Agreement or an event for which the 30-day notice requirement has been waived by the Pension Benefit Guaranty Corporation.

        (c) Neither ValliCorp nor any ValliCorp Subsidiary participates in, or has incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as such term is defined in ERISA).

        (d) With respect to each employee benefit plan (as defined in section 3(3) of ERISA) of ValliCorp which is subject to the reporting, disclosure and record retention requirements set forth in the Code and Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met on a timely basis in all material respects.

        (e) With respect to each employee benefit plan (as defined in section 3(3) of ERISA) of ValliCorp which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                (1) Any act or omission by ValliCorp, a ValliCorp Subsidiary or any of their employees constituting a material violation of section 402 of ERISA;

                (2) Any act or omission by ValliCorp, a ValliCorp Subsidiary or any of their employees constituting a violation of section 403 of ERISA;

                (3) Any act or omission by ValliCorp or any of the ValliCorp Subsidiaries, or by any director, officer or employee thereof, constituting a violation of sections 404 and 405 of ERISA;

                (4) To the knowledge of ValliCorp or any of the ValliCorp Subsidiaries, any act or omission by any other person constituting a violation of section 404 or 405 of ERISA;

                (5) Any act or omission by ValliCorp, a ValliCorp Subsidiary or any of their employees which constitutes a violation of sections 406 or 407 of ERISA and is not exempted by section 408 of ERISA or which constitutes a violation of section 4975(c) of the Code and is not exempted by section 4975(d) of the Code; or

                (6) Any act or omission by ValliCorp, a ValliCorp Subsidiary or any of their employees constituting a violation of section 503, 510 or 511 of ERISA.

        (f) All contributions, premiums or other payments due from ValliCorp and the ValliCorp Subsidiaries to (or under) any plan listed in subsection (a) have been fully paid or adequately provided for to the extent required by GAAP, on the audited financial statements for the year ended December 31, 1995 and period ended September 30, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with GAAP consistently applied on a reasonable basis.

        (g) Each plan of ValliCorp complies in all material respects with the applicable requirements of (i) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (ii) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; and (iii) the Americans with Disabilities Act.

        (h) Each plan of ValliCorp complies in all material respects with the applicable requirements of the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder. ValliCorp does not sponsor or contribute to any retiree medical plan.

        (i) ValliCorp has heretofore made available to WABC the names of each director, officer and employee of ValliCorp and the ValliCorp Subsidiaries as of September 30, 1996.

        (j) With respect to each employee pension plan (within the meaning of section 3(2) of ERISA) that is sponsored or maintained by ValliCorp or a ValliCorp Subsidiary and that is intended to be "qualified" under section 401(a) of the Code (the "ValliCorp Plans") and their related trusts (the "ValliCorp Trusts"), as of the Effective Time (i) the ValliCorp Plans will in all material respects be (and currently are) in compliance with all the applicable requirements of section 401(a) of the Code; (ii) the ValliCorp Plans and ValliCorp Trusts have received favorable determination letters from the IRS ("Determination Letters") with respect to their initial qualification and, if applicable, covering the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986; (iii) ValliCorp shall not have amended the ValliCorp Plans or administered the ValliCorp Plans in such a manner since receipt of the most recent Determination Letter that would preclude the issuance of a favorable Determination Letter to the ValliCorp Plans and ValliCorp Trusts and if the ValliCorp Plans and ValliCorp Trusts were terminated they could be amended as necessary to receive a favorable Determination Letter; (iv) no contributions have exceeded the limitations set forth in section 415 of the Code; (v) all material filings required to be filed by ValliCorp or the ValliCorp Plan administrator with the IRS, Department of Labor and any other governmental agencies with respect to the ValliCorp Plans and the ValliCorp Trusts for all periods ending at or prior to the Effective Time will have been made on a timely basis by ValliCorp or the ValliCorp Plan administrator; (vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of section 4975 of the Code; and (vii) there shall have been no action, claim or demand of any kind known to ValliCorp brought or threatened by any potential claimant or representative of such claimant (other than routine claims for benefits) under the ValliCorp Plans or ValliCorp Trusts where ValliCorp may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in ValliCorp's September 30, 1996 financial statements or an insurer of ValliCorp has agreed to defend against and pay the amount of any resulting liability without reservation.

        3.12    Certain Contracts.      As of the date of this Agreement and the
                -----------------
Effective Date (except as Previously Disclosed), neither ValliCorp nor any ValliCorp Subsidiary is a party to, or is bound by, any contract or other agreement made in the ordinary course of business which involves aggregate future payments by or to ValliCorp or the ValliCorp Subsidiaries of more than $100,000 and which is made for a fixed period expiring more than one year from the date hereof, and ValliCorp and the ValliCorp Subsidiaries are not parties to or bound by any agreement not made in the ordinary course of business which is to be performed at or after the date hereof (in each case, excluding loans, lines of credit, loan commitments, letters of credit or deposits to which ValliCorp or the ValliCorp Subsidiaries are a party). Each of the contracts and agreements disclosed to WABC pursuant to this Section 3.12 is a legal and binding obligation of ValliCorp or the ValliCorp Subsidiary which is a party thereto (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), and no breach or default (and no condition which, with notice or passage of time, or both, could become a breach or default) on the part of ValliCorp or the ValliCorp Subsidiary which is a party thereto exists with respect thereto. Except as Previously Disclosed, no power of attorney or similar authorization given directly or indirectly by ValliCorp or the ValliCorp Subsidiaries is currently outstanding.

        3.13    Legal Actions and Proceedings.  Except as disclosed to WABC in
                -----------------------------
writing with respect to occurrences after the date hereof, to the knowledge of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Credit Officer or the General Counsel or other in-house lawyers at the date of this Agreement and the Effective Date, there are no actions, suits, proceedings, investigations or claims instituted, pending or, to the knowledge of such officers of ValliCorp, threatened against ValliCorp or any ValliCorp Subsidiary or against any asset, interest or right of ValliCorp or any ValliCorp Subsidiary or to which ValliCorp or any ValliCorp Subsidiary is a party before any court, any arbitrator of any kind or any government agency, and ValliCorp and the ValliCorp Subsidiaries are not subject to any potential adverse claim, the outcome of which could reasonably be expected to involve the payment or receipt of any amount in excess of $50,000, unless an insurer of ValliCorp has agreed to defend against and pay the amount of any resulting liability without reservation, or, if any such legal action, proceeding, investigation or claim will not involve the payment by ValliCorp or the ValliCorp Subsidiaries of a monetary amount, which could materially adversely affect ValliCorp or the ValliCorp Subsidiaries or their business or property or the transactions contemplated hereby. To the knowledge of ValliCorp, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith. ValliCorp has no knowledge of any pending or threatened claims or charges under the Community Reinvestment Act, before the Equal Employment Opportunity Commission, the California Department of Fair Housing and Economic Development, the California Unemployment Appeals Board, or any human relations commission. There is no labor dispute, strike, slow-down or stoppage pending or, to the best of the knowledge of ValliCorp, threatened against ValliCorp or the ValliCorp Subsidiaries.

        3.14    Compliance with Laws, Regulations and Decrees.
                ---------------------------------------------

        (a) ValliCorp and each ValliCorp Subsidiary have the corporate power to own or lease their properties and to conduct their businesses as currently conducted, is in compliance with and is not in default of any statutes and regulations applicable to the conduct of its business and the ownership of their properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of ValliCorp or the ValliCorp Subsidiaries or is not likely to otherwise have a Material Adverse Effect on ValliCorp or the ValliCorp Subsidiaries, considered individually or taken as a whole.

        (b) ValliCorp and the ValliCorp Subsidiaries have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of ValliCorp and the ValliCorp Subsidiaries as now being conducted. All compliance or corrective action relating to ValliCorp and the ValliCorp Subsidiaries required by governmental authorities and regulatory agencies having jurisdiction over ValliCorp and the ValliCorp

Subsidiaries have been taken within the times specified by said authorities or agencies. As of the date of this Agreement and the Effective Date (except as disclosed to WABC in writing with respect to occurrences after the date hereof), ValliCorp and the ValliCorp Subsidiaries have received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that ValliCorp and the ValliCorp Subsidiaries are not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of ValliCorp or any ValliCorp Subsidiary.

        (c) Except as Previously Disclosed, neither ValliCorp nor any ValliCorp Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, any bank regulator which requires notification of the board of directors or action or responses by the board of directors or which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has ValliCorp or any ValliCorp Subsidiary been advised by any bank regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or similar submission. ValliCorp and the ValliCorp Subsidiaries have paid all assessments made or imposed by any governmental agency.

        (d) ValliCorp and each of the ValliCorp Subsidiaries have undergone full regulatory compliance examinations, including Community Reinvestment Act compliance, in 1996, have taken all corrective action required as a result of such examinations and as of the date hereof are in compliance with all requirements arising from such examinations.

        3.15    Brokers and Finders.    Neither ValliCorp nor any ValliCorp
                -------------------
Subsidiary, nor any of their respective officers, directors or employees, has employed any broker, agent, finder, consultant, financial advisor or other party or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, other than outside counsel and independent auditors and except for ValliCorp's retention of Montgomery Securities to perform certain financial advisory services. ValliCorp has provided WABC with a true and accurate copy of its agreement(s) with Montgomery Securities.

        3.16    Insurance.      ValliCorp has Previously Disclosed a list
                ---------
identifying all insurance policies maintained on behalf of ValliCorp and the ValliCorp Subsidiaries. All of the material insurance policies and bonds maintained by ValliCorp and the ValliCorp Subsidiaries are in full force and effect, ValliCorp and the ValliCorp Subsidiaries are not in default thereunder and all material claims thereunder have been filed in due and timely fashion.
In the best judgment of the management of ValliCorp, such insurance coverage is adequate for ValliCorp and the ValliCorp Subsidiaries. Since December 31, 1995, there has not been any damage to, destruction of, or loss of any assets of ValliCorp and the ValliCorp Subsidiaries (whether or not covered by insurance) that could have a Material Adverse Effect on ValliCorp. Neither ValliCorp nor any ValliCorp Subsidiary has received any notice of a premium increase or cancellation with respect to any of its insurance policies or bonds, and within the last three years, neither ValliCorp nor any ValliCorp Subsidiary has been refused any insurance coverage sought or applied for, and ValliCorp has no reason to believe that existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect, other than possible increases in premiums or unavailability in coverage that have not resulted from any extraordinary loss experience of ValliCorp or any ValliCorp Subsidiary. The deposits of ValliWide are insured by the FDIC in accordance with the FDIA, and ValliWide has paid all assessments and filed all reports required by the FDIA.

        3.17    Pooling of Interests.   ValliCorp knows of no reason relating to
                --------------------
it or any of the ValliCorp Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

        3.18    Certificate or Articles, Bylaws, Books and Records.  The
                --------------------------------------------------
copies of the Certificate or Articles of Incorporation or Articles of Association and Bylaws of ValliCorp and the ValliCorp Subsidiaries that have been provided to WABC are complete and accurate copies thereof as in effect on the date hereof. The minute books of ValliCorp and the ValliCorp Subsidiaries which have been made available to WABC contain a complete and accurate record of all meetings of the respective Boards of Directors (and committees thereof) and shareholders. The Certificate or Articles of Incorporation or Association and Bylaws of ValliCorp and the ValliCorp Subsidiaries and all amendments thereto have been duly approved by all requisite corporate action and by the appropriate regulator to the extent required by law.

        3.19    Loans and Other Assets.
                ----------------------

        (a) ValliCorp has disclosed to WABC prior to the date hereof and the Effective Date the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by ValliCorp and the ValliCorp Subsidiaries that have been finally classified by any bank regulatory agency, ValliCorp's independent auditors, or the management of ValliCorp or any ValliCorp Subsidiary as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories with similar import. All such assets or portions thereof classified "Loss" have been charged off on a timely basis in full, collected or otherwise placed in a bankable condition. ValliCorp regularly reviews and appropriately classifies its and the ValliCorp Subsidiaries' loans and other assets in accordance with all applicable legal and regulatory requirements and GAAP. ValliCorp has disclosed to WABC the amounts and identities of all other real estate owned ("OREO") that have been finally classified as of the date hereof or hereafter (with respect to subsequent occurrences) by ValliCorp's independent auditors, management or any bank regulatory agency. As of the date hereof and the last day of the month preceding the month during which the Effective Date occurs, the recorded values of all OREO on the books of ValliCorp and the ValliCorp Subsidiaries do or will accurately reflect the net realizable values of each OREO parcel thereof in compliance with GAAP and applicable RAP. ValliCorp and the ValliCorp Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO including but not limited to taxes, maintenance and repairs as required by GAAP and RAP.

        (b) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of ValliCorp and the ValliCorp Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes known to ValliCorp (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as Previously Disclosed to WABC or reserved for in the unaudited balance sheet of ValliCorp as of September 30, 1996 in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. ValliCorp and the ValliCorp Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of ValliCorp and the ValliCorp Subsidiaries.

        3.20    Restrictions on Investments.   Except for pledges to secure
                ---------------------------
public and trust deposits and repurchase agreements in the ordinary course of business, none of the investments reflected in the ValliCorp balance sheet as of September 30, 1996, and none of the investments made by ValliCorp and the ValliCorp Subsidiaries since September 30, 1996, is subject to any restriction, whether contractual or statutory, which materially impairs the ability of ValliCorp or the ValliCorp Subsidiaries freely to dispose of such investment at any time.

        3.21    Collective Bargaining and Employment Agreements.   Except as
                -----------------------------------------------
Previously Disclosed, ValliCorp and the ValliCorp Subsidiaries do not have any union or collective bargaining or written employment agreements, contracts or other agreements with any labor organization or with any member of management or its board of directors, or any management or consultation agreement not terminable at will by ValliCorp or the ValliCorp Subsidiaries without liability and no such contract or agreement has been requested by, or is under discussion by management or its directorate with, any group of employees relating to their employment, any member of management or any other Person. There are no material controversies pending between ValliCorp or the ValliCorp Subsidiaries and any current or former employees relating to their employment, and, to the best of ValliCorp's knowledge, there are no efforts presently being made by any labor union seeking to organize any of such employees.

        3.22    Compensation of Officers and Employees. Except as Previously
                --------------------------------------
Disclosed to WABC, (i) no officer or employee of ValliCorp or the ValliCorp Subsidiaries is receiving aggregate direct remuneration at a rate exceeding $50,000 per annum, and (ii) the consummation of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or further acts or events) result in any payment (whether of severance pay or otherwise) becoming due from ValliCorp or the ValliCorp Subsidiaries or WABC to any employee or consultant of ValliCorp and the ValliCorp Subsidiaries.

        3.23    Loan Loss Reserves.     The reserve for loan losses in
                ------------------
ValliCorp's balance sheets dated September 30, 1996, December 31, 1996 and as of the Effective Date are or will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans.

        3.24    Transactions With Affiliates.   Except as may arise in the
                ----------------------------
ordinary course of business, ValliCorp has not extended credit, committed itself to extend credit, or transferred any asset to or assumed or guaranteed any liability of the employees or directors of ValliCorp and the ValliCorp Subsidiaries, or any spouse or child of any of them, or to any of their Affiliates or Associates. ValliCorp has not entered into any other transactions with the employees or directors of ValliCorp and the ValliCorp Subsidiaries or any spouse or child of any of them, or any of their Affiliates or Associates, in any case that would be required to be disclosed under Item 404 of Regulation S-K except as Previously Disclosed to WABC. Any such transactions have been on terms no less favorable than those which would prevail in an arm's-length transaction with an independent third party.

        3.25    Information in Registration Statement.  The information
                -------------------------------------
pertaining to ValliCorp and the ValliCorp Subsidiaries which has been or will be furnished to WABC for or on behalf of ValliCorp for inclusion in the Registration Statement or the Proxy Statement does not and will not contain any untrue statement of any material fact or omit or will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be
            --------  -------
deemed to modify information as of any earlier date. All financial statements of ValliCorp included in the Proxy Statement will present fairly the consolidated financial condition and results of operations of ValliCorp and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. ValliCorp shall promptly advise WABC in writing if prior to the Effective Time ValliCorp shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement, the Proxy Statement or any Application, or to supplement the prospectus, in order to make the statements therein not misleading or to comply with applicable law. The information pertaining to ValliCorp and the ValliCorp Subsidiaries which has been or will be furnished to WABC on behalf of ValliCorp for inclusion in the applications to be filed to obtain the Government Approvals (the "Applications") was or will be prepared in all material respects in accordance with applicable statutes, regulations and instructions (including regulatory accounting practices) in existence as of the date of filing of the Applications.

        3.26    No Brokered Deposits.   Except as Previously Disclosed,
                --------------------
ValliCorp and ValliWide do not now have and shall not accept prior to or have on the Effective Date any "brokered deposits" as such deposits are defined by applicable regulations of the FDIC as of the date hereof.

        3.27    Ownership of WABC Common Stock. As of the date hereof, neither
                ------------------------------
ValliCorp nor any ValliCorp Subsidiary (i) beneficially owns, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of WABC.

        3.28    Delaware Takeover Laws Inapplicable.    The Board of Directors
                -----------------------------------
of ValliCorp has taken all actions required to be taken by it to provide that this Agreement and any amendment or revision thereto, and the transactions contemplated hereby or thereby, shall be exempt from the requirements of section 203 of the DGCL.

        3.29    Derivatives Contracts; Structured Notes; Etc.   Except as
                --------------------------------------------
Previously Disclosed, neither ValliCorp nor any ValliCorp Subsidiary is a party to or has agreed to enter into an exchange traded or over-the-counter equity, interest rate, foreign exchange or other swap, forward, future, option, cap, floor or collar or any other contract that is not included on the balance sheet and is a derivatives contract (including various combinations thereof) (each, a

"Derivatives Contract") or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or (2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and Previously Disclosed. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of ValliCorp or one of the ValliCorp Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. ValliCorp and each of the ValliCorp Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to ValliCorp's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on ValliCorp.

        3.30    Fairness Opinion.  The Board of Directors of ValliCorp has
                ----------------
received an opinion of Montgomery Securities dated the date hereof to the effect that the Exchange Ratio is fair, from a financial point of view, to ValliCorp's shareholders.

                                   ARTICLE 4

                     Representations and Warranties of WABC
                     --------------------------------------

        WABC hereby represents and warrants to ValliCorp and ValliWide as follows, except, in the case of each representation and warranty contained in this Article 4, as Previously Disclosed:

        4.1     Capital Structure of WABC.   All outstanding shares of WABC
                ------------------------
capital stock have been duly issued and are validly outstanding, fully paid and nonassessable. None of the shares of WABC's capital stock has been issued in violation of the preemptive rights of any person. The shares of WABC Common Stock to be issued in connection with the Merger have been duly authorized and, when issued in accordance with the terms of this Agreement and the Plan of Merger, will be validly issued, fully paid, nonassessable and free and clear of any preemptive rights.

        4.2     Organization, Standing and Authority of WABC.  Each of WABC and
                --------------------------------------------
its Subsidiaries is a bank or corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Through its banking subsidiaries, Westamerica Bank and Bank of Lake County, WABC holds current valid licenses to engage in the commercial banking business in California at its banking offices in California and, along with both Westamerica Bank and Bank of Lake County, WABC is in material compliance with all agreements, understandings or orders of the Federal Reserve oard, the FDIC, the Superintendent or any other regulatory authority having jurisdiction over its or their business or any of its or their assets or properties. Neither the scope of the business of WABC or its Subsidiaries nor the location of their properties requires any of them to be licensed to do business in any jurisdiction other than the State of California. The deposits of Westamerica Bank and Bank of Lake County are insured by the FDIC to the maximum extent permitted by applicable law and regulation. WABC is a bank holding company registered under the Bank Holding Company Act. Westamerica Bank is a member of the Federal Reserve System.

        4.3     Ownership of WABC Subsidiaries; Capital Structure of WABC
                ---------------------------------------------------------
Subsidiaries.   WABC does not own, directly or indirectly, 25% or more of the
------------
outstanding capital stock or other voting securities of any corporation, bank or other organization except as Previously Disclosed (collectively, the "WABC Subsidiaries" and, individually, a "WABC Subsidiary"). The outstanding shares of capital stock of the WABC Subsidiaries are validly issued and outstanding, fully paid and (except as provided in the California Financial Code) nonassessable and all such shares are directly or indirectly owned by WABC free and clear of all liens, claims and encumbrances. No WABC Subsidiary has or is bound by any Rights which are authorized, issued or outstanding with respect to the capital stock of any WABC Subsidiary and, there are no agreements, understandings or commitments relating to the right of WABC to vote or to dispose of said shares. None of the shares of capital stock of any WABC Subsidiary has been issued in violation of the preemptive rights of any person.

        4.4     Organization, Standing and Authority of WABC Subsidiaries.
                ---------------------------------------------------------
Each WABC Subsidiary is a duly organized corporation or banking association, validly existing and in good standing under applicable laws. Each WABC Subsidiary (i) has full power and authority to carry on its business as now conducted, and (ii) is duly licensed or qualified to do business in the states of the United States and foreign jurisdictions where its ownership or leasing or property or the conduct of its business requires such licensing or qualification and where failure to be licensed or qualified would have a Material Adverse Effect on WABC.

        4.5     Authorized and Effective Agreement.
                -----------------------------------

        (a) WABC has all requisite corporate power and authority to enter into and perform all of its obligations under this Reorganization Agreement, the Plan of Merger and the Stock Option Agreement. The execution and delivery of this Reorganization Agreement, the Plan of Merger and the Stock Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WABC, except that the affirmative vote of the holders of a majority of the outstanding shares eligible to vote is required to approve the principle terms of the Merger and the Plan of Merger in accordance with California law. The Board of Directors of WABC has directed that this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby be submitted to WABC's shareholders for approval at a special meeting to be held as soon as practicable.

        (b) Assuming the accuracy of the representation contained in Section 3.4(b) hereof, this Agreement, the Plan of Merger and the Stock Option Agreement constitute legal, valid and binding obligations of WABC, enforceable against it in accordance with their respective terms, subject to applicable bankruptcy, insolvency and civil laws affecting creditors' rights generally, and subject, as to enforceability, to equitable principles of general applicability.

        (c) Neither the execution and delivery of this Agreement, the Plan of Merger and the Stock Option Agreement, nor consummation of the transactions contemplated hereby or thereby, nor compliance by WABC with any of the provisions hereof or thereof shall (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of WABC or any WABC Subsidiary, (ii) assuming the consents and approvals contemplated by Section 5.3(b)(1) hereof and which are Previously Disclosed are duly obtained, constitute or result in a breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation of any lien, charge or encumbrance upon any property or asset of WABC or any WABC Subsidiary pursuant to, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, or (iii) assuming the consents and approvals contemplated by Section 5.3(b)(1) hereof and which are Previously Disclosed are duly obtained, violate any order, writ, injunction, decree, statute, rule or regulation applicable to WABC or any WABC Subsidiary, except (in the case of clauses (ii) and (iii) above) for such violations, rights, conflicts, breaches, creations or defaults which, either individually or in the aggregate, will not have a Material Adverse Effect on WABC.

        (d) Except for approvals specified in Section 5.3(b)(1) hereof, except as Previously Disclosed and except as expressly referred to in this Agreement, no consent, approval or authorization of, or declaration, notice, filing or registration with, any governmental or regulatory authority, or any other person, is required to be made or obtained by WABC on or prior to the Closing Date in connection with the execution, delivery and performance of this Agreement and the Plan of Merger or the consummation of the transactions contemplated hereby or thereby.

        4.6     SEC Documents; Regulatory Filings.   WABC has filed all SEC
                ---------------------------------
Documents and other documents required by the Securities Laws and such SEC Documents and other documents complied, as of their respective dates, in all material respects with the Securities Laws. As of their respective dates, none of such SEC Documents and other documents contained, as of the date hereof, or will contain, as to documents filed after the date hereof, any untrue statement of material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. WABC and each of the WABC Subsidiaries has filed all material documents and reports relating to WABC and the WABC Subsidiaries required to be filed by them with the SEC, Federal Reserve Board, FDIC, Superintendent or any other governmental authority having jurisdiction over their businesses or any of their assets or properties, and such documents and reports conformed in all material respects with the applicable statutes, regulations and instructions (including regulatory accounting practices) in existence as of the date of filing of such documents and reports.

        4.7     Financial Statements; Books and Records.   The WABC
                ---------------------------------------
Financial Statements fairly present the consolidated financial position of WABC and its consolidated subsidiaries as of the dates indicated and the consolidated results of operations, changes in shareholders' equity and cash flows of WABC and its consolidated subsidiaries for the periods then ended in conformity with GAAP applicable to financial institutions applied on a consistent basis except as disclosed therein. Such consolidated financial statements as of any fiscal year end have been audited by independent auditors and include an unqualified opinion(s) of such auditing firm(s) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of WABC at the dates indicated and for the periods then ending. The books and records (including the WABC Financial Statements) of WABC and each WABC Subsidiary fairly reflect in all material respects the transactions to which it is a party or by which its properties are subject or bound and such books and records have been properly kept and maintained. The financial records of WABC and the WABC Subsidiaries have been, and are being and shall be, maintained in all material respects in accordance with all applicable legal and accounting requirements sufficient to insure that all transactions reflected therein are, in all material respects, executed in accordance with management's general or specific authorization and recorded in conformity with GAAP at the time in effect. Management of WABC believes that the data processing equipment, data transmission equipment, related peripheral equipment and software used by WABC in the operation of its business to generate and retrieve its financial records are adequate for the current needs of WABC.

        4.8     Material Adverse Change.   WABC has not, on a consolidated
                -----------------------
basis, suffered any material adverse change in its financial condition, assets, business or results of operations indicated in the financial statements of WABC at December 31, 1995, which financial statements have heretofore been provided to ValliCorp. For purposes of this Section, the parties agree that if any action is or actions are taken by WABC solely at ValliCorp's request (or with the consent of ValliCorp) which results in a condition or occurrence, or results in conditions or occurrences, which would otherwise constitute a Material Adverse Effect (but for this sentence), said action(s), condition(s) or occurrence(s) shall not be considered in determining whether a Material
Adverse Effect has occurred, unless said action(s), condition(s) or occurrence(s) had been planned by WABC prior to the date hereof or it was or they were required by applicable law, regulation, GAAP, RAP or order of a regulatory agency.

        4.9     Absence of Undisclosed Liabilities.   Neither WABC nor any
                ----------------------------------
WABC Subsidiary has incurred or discharged, and is legally obligated with respect to, any material indebtedness, liability (including, without limitation, a liability arising out of an indemnification, guarantee, hold harmless or similar arrangement) or obligation (accrued or contingent, whether due or to become due, and whether or not subordinated to the claims of its general creditors), that is material to WABC on a consolidated basis, or that, when combined with all similar liabilities, would be material to WABC on a consolidated basis, except for items reflected on or for which reserves have been established in the unaudited balance sheets of WABC and the WABC Subsidiaries as of September 30, 1996 in accordance with GAAP, and except for liabilities incurred in the ordinary course of business subsequent to September 30, 1996. No agreement pursuant to which any loans or other assets have been or will be sold by WABC entitled the buyer of such loans or other assets, unless there is material breach of a representation or covenant by WABC, to cause WABC or the WABC Subsidiaries to repurchase such loan or other asset or the buyer to pursue any other form of recourse against WABC or the WABC Subsidiaries. No cash, stock or other dividend or any other distribution with respect to (i) the stock of WABC, or (ii) except as disclosed in writing to ValliCorp as of the date hereof or hereafter, the WABC Subsidiaries, has been declared, set aside or paid. Except as Previously Disclosed, no shares of the stock of WABC or the WABC Subsidiaries have been purchased, redeemed or otherwise acquired, directly or indirectly, by WABC since December 31, 1994, and no agreements have been made to do the foregoing.

        4.10    Legal Proceedings.  There are no actions, suits or proceedings
                -----------------
instituted, pending or, to the knowledge of WABC, threatened against WABC or any WABC Subsidiary or against any asset, interest or right of WABC or any WABC Subsidiary as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on WABC. To the knowledge of WABC, there are no actual or threatened actions, suits or proceedings which present a claim to restrain or prohibit the transactions contemplated herein or to impose any material liability in connection therewith as to which there is a reasonable probability of an unfavorable outcome and which, if such an unfavorable outcome was rendered, would, individually or in the aggregate, have a Material Adverse Effect on WABC.

        4.11    Compliance with Laws.
                --------------------

        (a) WABC and each WABC Subsidiary have the corporate power to own or lease their properties and to conduct their businesses as currently conducted, is in compliance with and is not in default of any statutes and regulations applicable to the conduct of its business and the ownership of their properties, including but not limited to all federal and state laws (including but not limited to the Bank Secrecy Act), rules and regulations relating to the offer, sale or issuance of securities, and the operation of a commercial bank, other than where such noncompliance or default is not likely to result in a material limitation on the conduct of the business of WABC or the WABC Subsidiaries or is not likely to otherwise have a Material Adverse Effect on WABC or the WABC Subsidiaries, considered individually or taken as a whole.

        (b) Except as Previously Disclosed, WABC and the WABC Subsidiaries have all approvals, authorizations, consents, licenses, clearances and orders of, and have currently effective all registrations with, all governmental and regulatory authorities which are necessary to the business and operations of WABC and the WABC Subsidiaries as now being conducted. All compliance or corrective action relating to WABC and the WABC Subsidiaries required by governmental authorities and regulatory agencies having jurisdiction over WABC and the WABC Subsidiaries have been taken within the times specified by said authorities or agencies. As of the date of this Agreement and the Effective Date (except as disclosed to ValliCorp in writing with respect to occurrences after the date hereof), WABC and the WABC Subsidiaries have received no notification, formally or informally, from any agency or department of any federal, state or local government or any regulatory agency or the staff thereof (A) asserting that WABC and the WABC Subsidiaries are not in compliance with any of the statutes, regulations or ordinances which such government or regulatory authority enforces, or (B) threatening to revoke any license, franchise, permit or governmental authorization of WABC or any WABC Subsidiary.

        (c) Except as Previously Disclosed, neither WABC nor any WABC Subsidiary is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any supervisory letter from, any bank regulator which requires notification of the board of directors or action or responses by the board of directors or which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor has WABC or any WABC Subsidiary been advised by any bank regulator that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, supervisory letter, commitment letter or similar submission. WABC and the WABC Subsidiaries have paid all assessments made or imposed by any governmental agency.

        (d) WABC and each of the WABC Subsidiaries have undergone full regulatory compliance examinations, including Community Reinvestment Act compliance, in 1996, have taken all corrective action required as a result of such examinations and as of the date hereof are in compliance with all requirements arising from such examinations.

        4.12    Brokers and Finders.    Neither WABC nor any WABC Subsidiary,
                -------------------
nor any of their respective officers, directors or employees, has employed any broker, agent, finder, consultant, financial advisor or other party or incurred any liability for any fees or commissions in connection with the transactions contemplated herein or the Plan of Merger, other than outside counsel and independent auditors and except for WABC's retention of Hoefer & Arnett, Inc. to perform certain financial advisory services.

        4.13    Information in Registration Statement.  The information
                -------------------------------------
pertaining to WABC and the WABC Subsidiaries which will be included in the Registration Statement or the Proxy Statement, excluding any information in the Registration Statement or Proxy Statement provided by ValliCorp, will not contain any untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading; provided, however, that information as of a later date shall be deemed to modify information as of any earlier date. All financial statements of WABC included in the Proxy Statement will present fairly the consolidated financial condition and results of operations of WABC and its consolidated subsidiaries at the dates and for the periods covered by such statements in accordance with GAAP consistently applied throughout the periods covered by such statements. WABC shall promptly advise ValliCorp in writing if, prior to the Effective Time, WABC shall obtain knowledge of any facts that would make it necessary to amend the Registration Statement, the Proxy Statement or any Application, or to supplement the prospectus, in order to make the statements therein not misleading or to comply with applicable law. The information pertaining to WABC and the WABC Subsidiaries which will be included in the Applications, excluding any information in the Applications provided by ValliCorp, was or will be prepared in all material respects in accordance with applicable statutes, regulations and instructions (including regulatory accounting practices) in existence as of the date of filing of the Applications.

        4.14    Pooling of Interests.   WABC knows of no reason relating to it
                --------------------
or any of its Subsidiaries which would reasonably cause it to believe that the Merger will not qualify as a pooling of interests for financial accounting purposes.

        4.15    Tax Matters.
                -----------
        (a) WABC and each WABC Subsidiary have timely filed federal income tax returns for each year through December 31, 1995 and have timely filed, or caused to be filed, all other federal, state, county, local and foreign tax returns (including, without limitation, estimated tax returns, returns required under sections 1441-1446 and 6031-6060 of the Code and the regulations thereunder and any comparable state, foreign and local laws, any other information returns, withholding tax returns, FICA and FUTA returns and back up withholding returns required under section 3406 of the Code and any comparable state, foreign and local laws) required to be filed with respect to WABC or any WABC Subsidiary, including, without limitation, estimated tax, use tax, excise tax, real property and personal property tax reports and returns, employer's withholding tax returns, other withholding tax returns and Federal Unemployment Tax Returns, and all other reports or other information required to be filed by each of them, and each such return, report or other information is complete and accurate in all material respects. All taxes, fees and other governmental charges, including any interest and penalties thereon, due in respect of the periods covered by such tax returns have been paid or adequate reserves have been established for the payment of such amounts, except where any such failure to pay or establish adequate reserves, except those that are being contested in good faith, which contested matters existing as of the date hereof have been disclosed to ValliCorp in writing and through the Effective Date any other contested matters will have been disclosed to ValliCorp in writing, and, as of the Effective Date, all taxes due in respect of any subsequent periods ending on or prior to the Closing Date will have been paid or adequate reserves will have been established for the payment thereof. WABC or the WABC Subsidiaries have not been requested to give any currently effective waivers extending the statutory period of limitation applicable to any tax return required to be filed by any of them for any period and, as of the date of this Agreement and the Effective Date (except as disclosed to ValliCorp in writing with respect to occurrences after the date hereof) (A) there are no claims pending against WABC and the WABC Subsidiaries for any alleged deficiency in the payment of any taxes, and, except as Previously Disclosed, WABC does not know of any pending or threatened audits, investigations or claims for unpaid taxes or relating to any liability in respect of any taxes; and (B) to the knowledge of WABC, there have been no events, including a change in ownership, that would result in a reappraisal and establishment of a new base-year full value for purposes of Articles XIII.A of the California Constitution, of any real property with a book value in excess of $250,000 owned in whole or in part by WABC and the WABC Subsidiaries or to the best of WABC's knowledge, of any real property with aggregate remaining lease payments of $250,000 or more leased by WABC and the WABC Subsidiaries. Neither WABC nor any WABC Subsidiary will have any liability for any such taxes in excess of the amounts so paid or reserves or accruals so established.

        (b) Neither WABC nor any WABC Subsidiary is delinquent in the payment of any material tax, assessment or governmental charge, and, except as Previously Disclosed, none of them has requested any extension of time within which to file any tax returns in respect of any fiscal year or portion thereof which have not since been filed. No material deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed (tentatively or otherwise) against WABC or any WABC Subsidiary which have not been settled and paid.

        (c) WABC has made or will make available to ValliCorp copies of all its and the WABC Subsidiaries' tax returns with respect to taxes payable to the United States of America and the State of California for the fiscal years ended December 31, 1995, 1994, 1993, 1992 and 1991.

        (d) No consent has been filed relating to WABC pursuant to section 341(f) of the Code.

        4.16    Employee Benefit Plans.
                -----------------------

        (a) WABC has made or will make available to ValliCorp an accurate list setting forth all qualified pension or profit-sharing plans, any deferred compensation, stock option, consulting, bonus or group insurance contract, severance, hospitalization, medical, dental, vision, group insurance, death benefits, disability and other material fringe benefit plans, trust agreements, arrangements and commitments of WABC and the WABC Subsidiaries, if any, or any other material incentive, welfare or employee benefit plan or agreement maintained or contributed to by WABC or any WABC Subsidiary for the benefit of employees or former employees of WABC or any WABC Subsidiary, together with copies of all such plans, agreements, arrangements and commitments that are documented, and any and all written contracts of employment. WABC has made or will make available to ValliCorp any Board of Directors' minutes (or committee minutes) authorizing, approving or guaranteeing such plans and contracts and will make available to ValliCorp upon request (i) the most recent actuarial and financial reports prepared with respect to any qualified plans, (ii) the most recent annual reports filed with any government agency and (iii) all rulings and determination letters and any open requests for rulings or letters that pertain to any qualified plan. None of such plans is a multiemployer plan (within the meaning of section 3(37) of ERISA).

        (b) Neither WABC nor any WABC Subsidiary (nor any pension plan maintained by any of them) has incurred or reasonably expects to incur any material liability to the Pension Benefit Guaranty Corporation or to the IRS with respect to any pension plan qualified under section 401 of the Code except liabilities to the Pension Benefit Guaranty Corporation pursuant to section 4007 of ERISA, all of which have been fully paid. No reportable event under section 4043(b) of ERISA has occurred with respect to any such pension plan, other than a reportable event that occurs by reason of the transactions contemplated by this Agreement or an event for which the 30 day notice requirement has been waived by the Pension Benefit Guaranty Corporation.

        (c) Neither WABC nor any WABC Subsidiary participates in, or has incurred any liability under section 4201 of ERISA for a complete or partial withdrawal from a multiemployer plan (as such term is defined in ERISA).

        (d) With respect to each employee benefit plan (as defined in section 3(3) of ERISA) of WABC which is subject to the reporting, disclosure and record retention requirements set forth in the Code and Part 1 of Subtitle B of Title I of ERISA and the regulations thereunder, each of such requirements has been fully met on a timely basis in all material respects.

        (e) With respect to each employee benefit plan (as defined in section 3(3) of ERISA) of WABC which is subject to Part 4 of Subtitle B of Title I of ERISA, none of the following now exists or has existed within the six-year period ending on the date hereof:

                        (1) Any act or omission by WABC, a WABC Subsidiary or any of their employees constituting a material violation of section 402 of ERISA;

                        (2) Any act or omission by WABC, a WABC Subsidiary or any of their employees constituting a violation of section 403 of ERISA;

                        (3) Any act or omission by WABC or any of the WABC Subsidiaries, or by any director, officer or employee thereof, constituting a violation of sections 404 and 405 of ERISA;

                        (4) To the knowledge of WABC or any of the WABC Subsidiaries, any act or omission by any other person constituting a violation of section 404 or 405 of ERISA;

                        (5) Any act or omission by WABC, a WABC Subsidiary or any of their employees which constitutes a violation of section 406 or 407 of ERISA and is not exempted by section 408 of ERISA or which constitutes a violation of section 4975(c) of the Code and is not exempted by section 4975(d) of the Code; or

                        (6) Any act or omission by WABC, a WABC Subsidiary or any of their employees constituting a violation of section 503, 510 or 511 of ERISA.

        (f) All contributions, premiums or other payments due from WABC and the WABC Subsidiaries to (or under) any plan listed in subsection (a) have been fully paid or adequately provided for to the extent required by GAAP, on the audited financial statements for the year ended December 31, 1995 and unaudited Financial Statements for the period ended September 30, 1996. All accruals thereon (including, where appropriate, proportional accruals for partial periods) have been made in accordance with generally accepted accounting principles consistently applied on a reasonable basis.

        (g) Each plan of WABC complies in all material respects with the applicable requirements of (A) the Age Discrimination in Employment Act of 1967, as amended, and the regulations thereunder; (B) Title VII of the Civil Rights Act of 1964, as amended, and the regulations thereunder; and (C) the Americans with Disabilities Act.

        (h) Each plan of WABC complies in all material respects with the applicable requirements of the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, and the regulations thereunder. WABC does not sponsor or contribute to any retiree medical plan.

        (i) WABC has made or will make available to ValliCorp the names of each director, officer and employee of WABC and the WABC Subsidiaries as of September 30, 1996.

        (j) With respect to each employee pension plan (within the meaning of section 3(2) of ERISA) that is sponsored or maintained by WABC or a WABC Subsidiary and that is intended to be "qualified" under section 401(a) of the Code (the "WABC Plans") and their related trusts (the "WABC Trusts"), as of the Effective Time (i) the WABC Plans will in all material respects be (and currently are) in compliance with all the applicable requirements of section 401(a) of the Code; (ii) the WABC Plans and WABC Trusts have received favorable Determination Letters with respect to their initial qualification and, if applicable, covering the Tax Equity and Fiscal Responsibility Act of 1982, the Tax Reform Act of 1984, the Retirement Equity Act of 1984 and the Tax Reform Act of 1986; (iii) WABC shall not have amended the WABC Plans or administered the WABC Plans in such a manner since receipt of the most recent Determination

Letter that would preclude the issuance of a favorable Determination Letter to the WABC Plans and WABC Trusts and if the WABC Plans and WABC Trusts were terminated they could be amended as necessary to receive a favorable Determination Letter; (iv) no contributions have exceeded the limitations set forth in section 415 of the Code; (v) all filings required to be filed by WABC or the WABC Plan administrator with the IRS, Department of Labor and any other governmental agencies with respect to the WABC Plans and the WABC Trusts for all periods ending at or prior to the Effective Time will have been made on a timely basis by WABC or the WABC Plan administrator; (vi) there shall have been no material violation of Parts 1 and 4 of Subtitle B of Title I of ERISA or of
section 4975 of the Code; and (vii) there shall have been no action, claim or demand of any kind known to WABC brought or threatened by any potential claimant or representative of such claimant (other than routine claims for benefits) under the WABC Plans or WABC Trusts where WABC may be either (A) liable directly on such action, claim or demand, or (B) obligated to indemnify any person, group of persons or entity with respect to such action, claim or demand, unless such action, claim or demand is covered by adequate reserves reflected in WABC's September 30, 1996, financial statements or an insurer of WABC has agreed to defend against and pay the amount of any resulting liability without reservation.

        4.17    Loans and Other Assets.
                -----------------------

        (a) WABC has or will make available to ValliCorp a list disclosing and will disclose prior to the Effective Date the amounts of all loans, leases, other extensions of credit, commitments or other interest-bearing assets presently owned by WABC and the WABC Subsidiaries that have been classified by any bank regulatory agency, WABC's independent auditor, outside reviewer or the management of WABC or any WABC Subsidiary as "Other Loans Especially Mentioned," "Substandard," "Doubtful," or "Loss" or classified using categories with similar import. All such assets or portions thereof classified "Loss" have been charged off on a timely basis in full, collected or otherwise placed in a bankable condition. WABC regularly reviews and appropriately classifies its and the WABC Subsidiaries' loans and other assets in accordance with all applicable legal and regulatory requirements and GAAP. WABC has Previously Disclosed to ValliCorp the amounts and identities of all OREO that have been classified as of the date hereof or hereafter (with respect to subsequent occurrences) by WABC's independent auditor, any outside reviewer, management or any bank regulatory agency. As of the date hereof and the last day of the month preceding the month during which the Effective Date occurs, the recorded values of all OREO on the books of WABC and the WABC Subsidiaries do or will accurately reflect the net realizable values of each OREO parcel thereof in compliance with GAAP and RAP. WABC and the WABC Subsidiaries have recorded on a timely basis all expenses associated with or incidental to its OREO including but not limited to taxes, maintenance and repairs as required by GAAP and RAP.

        (b) All loans, leases, other extensions of credit, commitments or other interest-bearing assets and investments of WABC and the WABC Subsidiaries are legal, valid and binding obligations enforceable in accordance with their respective terms and are not subject to any setoffs, counterclaims or disputes (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general applicability), except as Previously Disclosed to ValliCorp or reserved for in the unaudited balance sheet of WABC as of September 30, 1996 in accordance with GAAP, and were duly authorized under and made in compliance with applicable federal and state laws and regulations. WABC and the WABC Subsidiaries do not have any extensions or letters of credit, investments, guarantees, indemnification agreements or commitments for the same (including without limitation commitments to issue letters of credit, to create acceptances, or to repurchase securities, federal funds or other assets) other than those documented on the books and records of WABC and the WABC Subsidiaries.

        4.18    Loan Loss Reserves.  The reserve for loan losses in WABC's
                ------------------
balance sheets dated September 30, 1996, December 31, 1996 and as of the Effective Date are or will be adequate in all material respects under the requirements of all applicable state and federal laws and regulations to provide for possible loan losses on outstanding loans.

        4.19    Derivatives Contracts; Structured Notes; Etc.  Except as
                --------------------------------------------
Previously Disclosed, neither WABC nor any WABC Subsidiary is a party to or has agreed to enter into any Derivatives Contract or owns securities that (1) are referred to generically as "structured notes," "high risk mortgage derivatives," "capped floating rate notes" or "capped floating rate mortgage derivatives" or
(2) are likely to have changes in value as a result of interest or exchange rate changes that significantly exceed normal changes in value attributable to interest or exchange rate changes, except for those Derivatives Contracts and other instruments legally purchased or entered into in the ordinary course of business, consistent with safe and sound banking practices and regulatory guidance, and Previously Disclosed. All of such Derivatives Contracts or other instruments are legal, valid and binding obligations of WABC or one of the WABC Subsidiaries enforceable in accordance with their terms (except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally), and are in full force and effect. WABC and each of the WABC Subsidiaries have duly performed in all material respects all of their material obligations thereunder to the extent that such obligations to perform have accrued; and, to WABC's knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder which would have or would reasonably be expected to have a Material Adverse Effect on WABC.


                                   ARTICLE 5

                                   Covenants
                                   ---------

        5.1     Covenants of WABC.
                ------------------

        (a)     Approval by WABC's Shareholders.  WABC shall cause this
                -------------------------------
Agreement and the Merger to be submitted promptly for the approval of its shareholders at a special or regular meeting to be called and held in accordance with applicable laws. WABC shall use all commercially reasonable efforts to cause such meeting of its shareholders to take place not later than March 17, 1997. WABC and ValliCorp shall coordinate and cooperate with respect to the timing of said meeting and the date on which ValliCorp holds its shareholder meeting. In connection with the call of such meeting, WABC shall cause the Proxy Statement to be mailed to its shareholders. Subject to section 5 of the Securities Act, section 14 of the Exchange Act and the fiduciary duties of the Board of Directors under applicable law, the Board of Directors of WABC shall at all times prior to and during such meeting of WABC's shareholders recommend that the transactions contemplated hereby be adopted and approved by WABC's shareholders and shall, subject to such matters, use its commercially reasonable efforts to cause such adoption and approval.

        (b)     Reservation, Issuance and Registration of WABC Common Stock.
                -----------------------------------------------------------
WABC shall reserve and make available for issuance in connection with the Merger and in accordance with the terms of this Agreement (i) the WABC Common Stock; and (ii) the maximum number of shares of WABC Common Stock to which holders of Convertible Debentures or the optionholders of ValliCorp may be entitled to hereunder at or after the Effective Date. All WABC Common Stock will, when issued and delivered pursuant to and in accordance with the terms of this Agreement, be duly authorized, legally and validly issued, fully paid and nonassessable. As promptly as practicable after the date hereof, WABC shall file and cause to be declared effective pursuant to the Securities Act one or more registration statements covering all such shares and shall cause all such shares to be issued in compliance with the Securities Act and in compliance with all applicable state securities laws and regulations.

        (c)     Government Approvals.  Prior to the Effective Date, WABC, with
                --------------------
the cooperation of ValliCorp and the ValliCorp Subsidiaries, shall use its commercially reasonable efforts in good faith to take or cause to be taken as promptly as practicable all such steps as shall be necessary to obtain (i) the prior approval of the Merger by the Federal Reserve Board under the Bank
Holding Company Act; (ii) the prior approval of the Superintendent under the Caifornia Financial Code; and (iii) all other consents and approvals of government agencies as are required by law or otherwise (including those required pursuant to Section 5.3(g)) and shall do any and all acts deemed by WABC to be reasonably necessary or appropriate in order to cause the Merger to be consummated on the terms provided in this Agreement as promptly as practicable. All consents or approvals referred to in clauses (i), (ii) and
(iii) of this Section 5.1(c) are herein-after referred to as the "Government Approvals." Notwithstanding anything herein to the contrary, in connection with the Government Approvals, WABC shall not be obligated to take any action pursuant to this Section 5.1(c) if the taking of such action or the obtaining of such consent or approval or obtaining any authorization, order or exemption would not, in WABC's reasonable opinion, be required to be taken under Section 6.1(h).

        (d)     Press Releases.  WABC shall not issue any press release or
                --------------
written statement for general circulation relating to the Merger, this Agreement or the Plan of Merger unless previously provided to ValliCorp for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with ValliCorp in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that WABC may, without the consent of ValliCorp, make any disclosures with regard to this Agreement or the Merger which, based on the advice of its counsel, are required under any applicable law or regulation.

        (e)     Takeover Proposals.  WABC shall not accept any offer from any
                ------------------
third party regarding a Takeover Proposal (as defined in Section 5.2(h)(1), however, references therein to ValliCorp shall be deemed for purposes of this
Section 5.1(e) to refer to WABC) of WABC with any other entity unless such offer is expressly conditioned upon the performance by WABC or its successor in interest of its obligations under this Agreement. WABC acknowledges that the restrictions and agreements contained in this Section 5.1(e) of this Agreement are reasonable and necessary to protect the legitimate interests of ValliCorp, and that any violation of this Section 5.1(e) will cause substantial and irreparable injury to ValliCorp that would not be quantifiable and for which no adequate remedy would exist at law and agrees and consents to, in addition to all other remedies which may be available to ValliCorp, the entry of an injunction by any court of competent jurisdiction against consummation of any transaction involving WABC and another party which does not comply with this
Section 5.1(e) until such transaction does comply with this Section 5.1(e).

        (f)     ValliCorp Employees; Directors and Management; Indemnification.
                ---------------------------------------------------------------

                        (1) WABC agrees to honor in accordance with their terms all employment, severance and employee benefit and compensation plans, contracts, agreements, arrangements, and understandings Previously Disclosed (collectively, the "ValliCorp Employment Arrangements"), and ValliCorp agrees to notify WABC substantially concurrently with the making of any salary increase or bonus payment required due to a contractual obligation under the terms of any ValliCorp Employment Arrangement.

                        (2) Promptly following the Effective Time WABC shall, at a meeting of its directors (or pursuant to a written consent), take those actions necessary to cause three (3) persons who are directors of ValliCorp to become directors of WABC.

                        (3) From and after the Effective Date, in the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is as of the date hereof, or who becomes prior to the Effective Date, a director or officer of ValliCorp or any ValliCorp Subsidiary (the "Covered Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer, or employee of ValliCorp, any of the ValliCorp Subsidiaries or any of their respective predecessors or (ii) this Agreement, the Plan of Merger, or any of the trans-actions contemplated hereby or thereby, whether in any case asserted or arising before or after the Effective Date with respect to matters occurring prior to the Effective Date, provided the Covered Party acted in good faith and in a manner he/she believed to be in the best interests of Vallicorp or the applicable Vallicorp Subsidiary (or other standard of conduct applicable under the circumstances), WABC shall indemnify and hold harmless, as and to the fullest extent permitted by applicable law, subject, however, to any applicable provisions of federal banking law or regulation, each such Covered Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Covered Party to the fullest extent permitted by applicable law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Date with respect to matters occurring prior to the Effective Date), the Covered Parties as a group may retain counsel reasonably satisfactory to them; provided, however, that (x) WABC shall
                                      --------  -------
                have the right to assume the defense thereof and upon such assumption WABC shall not be liable to any Covered Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Covered Party in connection with the defense thereof, except that if WABC elects not to assume such defense or counsel for the Covered Parties reasonably advises the Covered Parties that there are issues which raise conflicts of interest between WABC and the Covered Parties, the Covered Parties may retain counsel (subject to the following sentence) reasonably satisfactory to them, and WABC shall pay the reasonable fees and expenses of such counsel for the Covered Parties, (y) WABC shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (z) WABC shall have no obligation hereunder to any Covered Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Covered Party in the manner contemplated hereby is prohibited by applicable law or regulation. For purposes of this Section, the Covered Parties as a group may retain only one law firm reasonably acceptable to the group unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Covered Parties. Notwithstanding anything to the contrary contained elsewhere herein, WABC's agreement set forth above shall be limited to cover claims only to the extent those claims are not covered under Vallicorp's directors' and officers' or any other insurance policies.
                WABC's obligations under this Section 5.1(f)(3) continue in full force and effect for a period of six (6) years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim.

                        (4) WABC agrees that all rights to indemnification and all limitations on liability existing in favor of the Covered Parties as provided in their Certificate or Articles of Incorporation, By-Laws or similar governing document as in effect as of the date of this Agreement with respect to matters occurring prior to the Effective Date shall survive the Merger and shall continue in full force and effect, and shall be honored by WABC or its successors from and after the Effective Time as if they were the indemnifying party thereunder, without any amendment thereto, for a period of six (6) years from the Effective Date; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim. WABC hereby expressly assumes the indemnification obligations of ValliCorp under the following agreements: (i)
                Section 6.8 of the Agreement and Plan of Reorganization between ValliCorp and Mineral King Bancorp, Inc. dated as of June 20, 1994; (ii) Section 6.7 of the Agreement and Plan of Reorganization between ValliCorp and El Capitan Bancshares, Inc. dated as of May 11, 1995, as amended; (iii) Section 6.6 of the Agreement and Plan of Reorganization between ValliCorp and CoBank Financial Corporation dated as of July 20, 1995, as amended; and (iv) Section 6.7 of the
                Agreement and Plan of Reorganization between ValliCorp and Auburn Bancorp dated as of March 27, 1996.

                        (5) WABC, from and after the Effective Date, will directly or indirectly cause the persons who served as directors or officers of ValliCorp and the ValliCorp Subsidiaries on or before the Effective Date to be covered by ValliCorp's existing directors' and officers' liability insurance policy (provided that WABC may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) or so-called tail coverage obtained in connection with ValliCorp's directors' and officers' liability insurance policies in effect as of the Effective Date; provided that WABC shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the premiums paid as of the date hereof by ValliCorp for such insurance. Subject to the preceding sentence, such insurance coverage, shall commence on the Effective Date and will be provided for a period of no less than three (3) years after the Effective Date. From the date hereof through the Effective Date and subject to the foregoing, ValliCorp shall use its best efforts to arrange for tail coverage related to its then current policies of directors' and officers' liability insurance and following the Effective Date WABC shall exercise those rights which it may have to in order to commence such coverage.

                        (6) In the event WABC or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of WABC assume the obligations set forth in this section.

                        (7) The provisions of Section 5.1(f)(3), (4), (5) and (6) are intended to be for the benefit of, and shall be enforceable by, each Covered Party and their respective heirs and representatives. In the event any Covered Party brings any action or suit to enforce any rights under the aforesaid subsections, the prevailing party shall be entitled to reasonable legal fees and costs pursuant to Section 8.9 (as if he were a party to this Agreement).

        (g)  Financial Statements.
             --------------------

                (1) WABC has delivered, or shall promptly deliver when available, to ValliCorp prior to the Effective Date true and correct copies of the WABC Financial Statements.

                (2) WABC and its Subsidiaries have delivered, or shall deliver promptly when available, to ValliCorp, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to WABC's shareholders after December 31, 1994.

                (3) WABC and its Subsidiaries have delivered, or shall deliver promptly when available, to ValliCorp true and complete copies of their respective Annual Report to Shareholders for the years ended December 31, 1995 and 1994, all periodic reports required to be filed by it or them pursuant to section 13(a) or 15(d) of the Exchange Act since December 31, 1993, all registration statements filed by WABC with the SEC since December 31, 1993, all proxy statements and other written material furnished to WABC's shareholders since December 31, 1994, and all other material reports, including call reports, relating to WABC and its Subsidiaries filed by WABC and its Subsidiaries with the SEC, the FDIC, the Superintendent, the Federal Reserve Board, or Comptroller of the Currency ("OCC") during 1994 through the date hereof and prior to the Effective Date. Except where prohibited by law, WABC and its Subsidiaries shall promptly provide ValliCorp (or its counsel) with copies of all other filings (other than information or documents therein as to which WABC is not permitted to disclose said information or document to third parties) with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

        (h)     Stock Exchange Listing.  WABC shall use all reasonable efforts
                ----------------------
to cause the shares of WABC Common Stock to be issued in the Merger and the shares of WABC Common Stock to be reserved for issuance upon exercise of former ValliCorp stock options to be approved for listing on the Nasdaq, subject to official notice of issuance, prior to the Closing Date.

        5.2     Covenants of ValliCorp.
                ----------------------

        (a)     Approval by ValliCorp's Shareholders.  ValliCorp shall cause the
                ------------------------------------
Merger, this Agreement and the Plan of Merger to be submitted promptly for the approval of its shareholders at a regular or special meeting to be called and held in accordance with applicable laws. ValliCorp shall use all commercially reasonable efforts to cause such meeting of its shareholders to take place not later than March 17, 1997. ValliCorp and WABC shall coordinate and cooperate with respect to the timing of said meeting and the date on the same day on which WABC holds its shareholder meeting. In connection with the call of such Meeting, ValliCorp shall cause the Proxy Statement to be mailed to its shareholders. Subject to Section 5.2(h) herein, Section 5 of the Securities Act and Section 14 of the Exchange Act, the Board of Directors of ValliCorp shall at all times prior to and during such meeting of ValliCorp shareholders recommend that the transactions contemplated hereby be adopted and approved by the ValliCorp shareholders and, subject to such matters, use its commercially reasonable efforts to cause such adoption and approval. At the time of execution and delivery of this Agreement, individual members of the Board of Directors of ValliCorp shall have delivered to WABC a Shareholder Agreement substantially in the form attached hereto as Exhibit 5.2(a). Except with the prior approval of WABC and except for the election of directors and the ratification of the selection of independent auditors at a regular meeting, neither ValliCorp nor any member of its Board of Directors shall, at the ValliCorp shareholders' meeting, submit any other matters for approval of its shareholders.

        (b)     Shareholder Lists and Other Information.  After execution
                ---------------------------------------
hereof, ValliCorp shall from time to time make available to WABC, upon request, a list of its shareholders and their addresses, a list showing all transfers of ValliCorp or the ValliCorp Subsidiaries' common stock (and any other classes of stock) and such other information as WABC shall reasonably request regarding both the ownership and prior transfers of the common stock of ValliCorp and the ValliCorp Subsidiaries.

        (c)     Government Approvals.  ValliCorp will (and will take all
                --------------------
commercially reasonable actions to cause the ValliCorp Subsidiaries to) cooperate in all reasonable respects with WABC in their undertaking in Section 5.1(c) to obtain the Government Approvals.

        (d)     Financial Statements.
                --------------------

                        (i) ValliCorp has delivered, or shall promptly deliver when available, to WABC prior to the Effective Date true and correct copies of the ValliCorp Financial Statements.

                        (ii) ValliCorp and the ValliCorp Subsidiaries have delivered, or shall deliver promptly when available, to WABC, at or prior to the Effective Date, copies of all financial statements and proxy statements issued or to be issued to ValliCorp's shareholders and/or directors after December 31, 1991.

                        (iii) ValliCorp and the ValliCorp Subsidiaries have delivered, or shall deliver promptly when available, to WABC true and complete copies of their respective Annual Report to Shareholders for the years ended December 31, 1995 and 1994, all periodic reports required to be filed by it or them pursuant to section 13(a) or 15(d) of the Exchange Act since December 31, 1993, all registration statements filed by ValliCorp with the SEC since December 31, 1993, any final offering materials filed with the Superintendent by the ValliCorp Subsidiaries since December 31, 1993, all proxy statements and other written material furnished to ValliCorp's or the ValliCorp Subsidiaries' shareholders since December 31, 1993, and all other material reports, including call reports, relating to ValliCorp and its Subsidiaries filed by ValliCorp and the ValliCorp Subsidiaries with the SEC, FDIC, Superintendent, Federal Reserve Board, or OCC during 1993 through the date hereof and the Effective Date. Except where prohibited by law, ValliCorp and the ValliCorp Subsidiaries shall promptly provide WABC
        (or its counsel) with copies of all other filings with any state or federal governmental entity in connection with this Agreement or the transactions contemplated hereby.

        (e)     Compensation.  ValliCorp and the ValliCorp Subsidiaries shall
                ------------
not make or approve any increase in the compensation payable or to become payable by ValliCorp to any of its (or the ValliCorp Subsidiaries') directors, officers, employees or agents with annual base salaries in excess of $50,000 (excluding compensation through any profit sharing, pension, retirement, severance, incentive or other employee benefit program or arrangement) except such increases in compensation or bonuses payable pursuant to the terms of written agreements between ValliCorp (or the ValliCorp Subsidiaries) and its directors, officers, employees or agents (which agreements have been Previously Disclosed and have not been amended on or after the date hereof), nor shall any other bonus payment or any agreement or commitment to make a bonus payment in excess of $5,000 be made other than pursuant to incentive plans as set forth in the next sentence (except with WABC's prior approval which shall not be unreasonably withheld). Nothing herein shall prevent the payment to ValliCorp or ValliCorp Subsidiary employees of salary increases or bonus payments approved by the Compensation Committee of ValliCorp's Board of Directors; provided, however, that any such proposed salary increases and bonus
           --------  -------
payments in excess of $5,000 shall be consistent with ValliCorp's present policies, procedures and plans in effect for the calendar year 1996 (which shall also be applicable to calendar year 1997 unless and until modified by WABC after the Effective Date), if all such policies, procedures and plans have been Previously Disclosed to WABC; provided, further, however, that to enable WABC to
                              --------  -------  -------
have a reasonable opportunity to verify such consistency, ValliCorp shall notify WABC in writing of any such intended bonuses or salary increases at least 15 days prior to advising the employee thereof and WABC shall not within such time have reasonably interposed an objection based upon the failure of such proposed action to satisfy such criteria. Further, no employment agreement (other than any such employment agreement that may arise by operation of law upon the hiring of any new employee) or consulting agreement will be entered into by ValliCorp or the ValliCorp Subsidiaries with any directors, officers, employees or agents, unless WABC has given its prior written consent (which shall not be unreasonably withheld). Without the prior written consent of WABC (which shall not be unreasonably withheld) or except as necessary to comply with the orders, directives or requests of its regulators, neither ValliCorp nor the ValliCorp Subsidiaries shall hire any new employee at an annual base salary in excess of $50,000 per year.

        (f)     Conduct of Business in the Ordinary Course.  Prior to the
                ------------------------------------------
Effective Time, ValliCorp and the ValliCorp Subsidiaries:

                        (1) Shall conduct their respective businesses in the ordinary course as heretofore conducted except to the extent otherwise contemplated herein. For purposes of this Agreement, the "Ordinary Course of Business" of ValliCorp and the ValliCorp Subsidiaries shall consist of the banking and related businesses as presently conducted by ValliCorp and the ValliCorp Subsidiaries and permitted under the Bank Holding Company Act, the California Financial Code and other applicable laws and, provided ValliCorp has consulted with WABC, shall include the sale of OREO and real estate held for sale. For purposes of this
        Section 5.2(f), if ValliCorp seeks any consent required hereunder from an officer authorized or designated by WABC for said purpose and WABC has not approved or disapproved the request within one Business Day after the consent has been requested, said consent shall be deemed to have been approved. Unless WABC has given its previous written consent (subject to the preceding sentence) to any act or omission to the contrary (which consent shall not be unreasonably withheld), ValliCorp and the ValliCorp Subsidiaries shall, until the Effective Date, cause their respective officers to:

                        (A) use all commercially reasonable efforts to preserve their respective businesses and business organizations intact;

                        (B) use all commercially reasonable efforts to preserve the goodwill of customers and others having business relations with them and take no action that would impair the benefit to WABC of the goodwill of ValliCorp and the ValliCorp Subsidiaries or the other benefits of the Merger;

                        (C) consult with WABC as to the making of any decisions or the taking of any actions in matters other than in the Ordinary Course of Business;

                        (D) maintain their respective properties in customary repair, working order and condition (reasonable wear and tear excepted);

                        (E) comply in all material respects with all laws, regulations and decrees applicable to the conduct of their respective businesses;

                        (F) use all commercially reasonable efforts to keep in force at not less than their present limits all policies of insurance (including deposit insurance of the FDIC) to the extent reasonably practicable in light of the prevailing market conditions in the insurance industry;

                        (G) use, in cooperation with WABC, all reasonable efforts to keep available to WABC the services of their present officers and employees (it being understood that ValliCorp and the ValliCorp Subsidiaries shall have the right to terminate the employment of any officer or employee in accordance with their established employment procedures);

                        (H) comply in all material respects with all orders, agreements and memoranda of understanding with respect to ValliCorp and the ValliCorp Subsidiaries made by or with the SEC, Federal Reserve Board, FDIC, or any other regulatory authority of competent jurisdiction, and promptly forward to WABC all communications received from any such authority and inform WABC of any material restrictions imposed by any governmental authority on the business of ValliCorp or the ValliCorp Subsidiaries;

                        (I) file in a timely manner (taking into account any extensions duly obtained) all reports, tax returns and other documents required to be filed with federal, state, local and other authorities;

                        (J) conduct such environmental audits as ValliCorp or WABC deems necessary prior to foreclosure or otherwise (if information is or becomes available indicating a risk of environmental contamination) on any property concerning which ValliCorp or any ValliCorp Subsidiary has knowledge that asbestos or asbestos-containing materials, PCBs or PCB-contaminated materials, any petroleum product, or hazardous substance or waste (as defined under any applicable environmental laws) was or is present, manufactured, recycled, reclaimed, released, stored, treated, or disposed of, and provide the results of any such audits to and consult with WABC regarding the significance of the audit prior to the foreclosure on any such property; provided, however, that if WABC requests any environmental audit(s)
        --------  -------
        which is (are) not required by applicable law or regulation or ValliCorp's existing policies, WABC shall pay the costs of any such audit(s);

                        (K) not sell, lease, pledge, assign, encumber or otherwise dispose of any of its assets or stock except in the Ordinary Course of Business, and only then for adequate value, without recourse and consistent with its customary practice; provided, however, that
                                                    --------  -------
        notwithstanding Section 5.2(f)(1) hereof ValliCorp shall not sell or otherwise transfer all or any portion of its mortgage servicing portfolio;

                        (L) with respect to any extension of credit in excess of $100,000, not waive or release any right or collateral or cancel or compromise any debt or claim, except in the Ordinary Course of Business;

                        (M) not make, renegotiate, renew, increase, extend or purchase any loans, advances or loan commitments, in each case to any of its officers, directors or any affiliated or related persons of such directors or officers except in the Ordinary Course of Business consistent with ValliCorp's established loan procedures and in compliance with Federal Reserve Board Regulation O as applicable to ValliCorp and the ValliCorp Subsidiaries under relevant state or federal law;

                        (N) not take any action to create, relocate or terminate the operations of any banking office or branch, or to form any new subsidiary or affiliated entity except pursuant to Section 5.3(g) hereof; and

                        (O) shall not settle or otherwise take any action to release or reduce any of its rights with respect to any litigation involving a claim of more than $100,000 in which it is a party.

                        (2) ValliCorp and the ValliCorp Subsidiaries will not, without first having obtained the written consent (subject to the third sentence of clause (f)(1) above) of WABC (which consent will not be unreasonably withheld), cause the officers of ValliCorp or the ValliCorp Subsidiaries to:

                        (A) commit to or renew any loan with a principal amount exceeding $250,000 (subject to the proviso at the end of this subsection), unless WABC's comments concerning said commitment are addressed by ValliWide after WABC has been presented with the same information provided to the relevant loan committee (or loan officer, if no committee approval is required) and such other information as WABC may reasonably request has been provided in order to allow WABC to make an informed judgment; provided, however, that if any new loan commitment
                              --------  -------
        or loan renewal involves a loan to a borrower (or his Associates and Affiliates) who has (i) any other classified or criticized asset, (ii) a total lending relationship of $250,000 or more, or (iii) a renewal involving a classified or criticized asset, then the relevant loan subject to this subsection shall be $100,000;

                        (B) purchase any investment security with a maturity in excess of three years, or, notwithstanding the consent standard in subsection (ii) above, sell any investment security in which a gain is recognized;

                        (C) issue any certificate of deposit with a rate of interest which exceeds the prevailing rates at commercial banks in ValliWide's market area;

                        (D) commit to any new capital expenditure in excess of $50,000;

                        (E) commit to make any construction loan if based on existing construction loans and anticipated fundings such commitment would, with respect to ValliCorp and the ValliCorp Subsidiaries on an aggregate basis, cause their respective total construction loans and construction loan commitments outstanding at the Effective Date to exceed their respective level of construction loans and construction loan commitments as of the month end preceding the date hereof; provided, however, that notwithstanding the foregoing, ValliCorp may
        --------  -------
        make or commit to make up to an additional $10,000,000 in construction loans (subject to its existing lending criteria as of the date hereof as Previously Disclosed to WABC) over the amount of such construction loans and commitments thereof existing as of the date hereof; provided,
                                                                --------
        further, however, that any such construction loan which is in excess of
        -------  -------
        the applicable amount specified in Section 5.2(f)(2)(A) above, shall not be made or committed to be made unless ValliCorp shall have given WABC at least one Business Day's advance written notice of the proposal to make such loan or commitment, which written notice shall provide to WABC the same information provided to the relevant loan committee (or loan officer, if no committee approval is required) of ValliCorp or the applicable ValliCorp Subsidiary, and shall have furnished WABC with such other information as WABC may reasonably have requested, and unless the comments of WABC on the proposal shall have thereafter been addressed by ValliCorp or the applicable ValliCorp Subsidiary. For purposes of this subsection, the phrase "construction loan commitments" shall include both disbursed and undisbursed loan commitments. The construction loans and construction loan commitments of ValliCorp and the ValliCorp Subsidiaries as of the month end prior to the date of this Agreement shall have been Previously Disclosed; or

                        (3)ValliCorp and the ValliCorp Subsidiaries shall promptly notify WABC in writing if any one of the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer, the Chief Credit Officer or the General Counsel or any other in-house lawyer becomes aware of the occurrence of any of the following:

                        (A) the classification of any loans, leases, other extensions of credit or commitments, or other interest-bearing assets of ValliCorp and its Subsidiaries of $100,000 or more by any internal bank examiner, management, any bank regulatory agency or ValliCorp's independent auditor(s) as "Other Loans Especially Mentioned," "Substandard," "Doubtful," "Loss," or words of similar import in the case of loans (or that would have been so classified in the case of other assets, had they been loans) and the placement of any interest-bearing asset on a watch list whether by said persons or entities; or

                        (B) the filing or commencement of any legal or regulatory action or other proceeding or investigation involving ValliCorp or the ValliCorp Subsidiaries.

        (g)     Press Releases.  ValliCorp and the ValliCorp Subsidiaries shall
                --------------
not issue any press release or written statement for general circulation relating to this Agreement or the Merger unless previously provided to WABC for review and approval (which approval will not be unreasonably withheld or delayed) and shall cooperate with WABC in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Merger; provided that ValliCorp may, without the consent of WABC, make any disclosure with regard to this Agreement or the Merger which, based on the advice of its counsel, is required under any applicable law or regulation.

        (h)     No Merger or Solicitation.
                -------------------------

                        (1) ValliCorp shall not, nor shall it permit any ValliCorp Subsidiaries, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative or agent retained by it or any ValliCorp Subsidiaries, to, directly or indirectly, solicit, initiate, or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below), or agree to or endorse any Takeover Proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal; provided,
                                                               --------
        however, that prior to receipt of the ValliCorp shareholder approval
        -------
        described in Section 5.2(a), to the extent required by the fiduciary obligations of the Board of Directors of ValliCorp, as determined in good faith by the Board of Directors based on the advice of independent counsel, ValliCorp may, (A) in response to an unsolicited Takeover Proposal and subject to compliance with Section 5.2(h)(3), furnish information with respect to ValliCorp and its Subsidiaries to any person pursuant to a customary confidentiality agreement (as determined by ValliCorp's independent counsel) and answer questions about such information (but not the terms of any possible Takeover Proposal) with such Person and (B) upon receipt by ValliCorp of an unsolicited Takeover Proposal and subject to compliance with Section 5.2(h)(3), participate in negotiations regarding such Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director or executive officer of ValliCorp or any of its Subsidiaries or any investment banker, attorney or other advisor or representative of ValliCorp or any of its Subsidiaries, whether or not such Person is purporting to act on behalf of ValliCorp or any of its Subsidiaries or otherwise, shall be deemed to be a breach of this Section 5.2(h)(1) by ValliCorp. For purposes of this Agreement, "Takeover Proposal" means any written inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a substantial amount of the assets of ValliCorp or any of its Subsidiaries, other than the transactions contemplated by this Agreement and the Stock Option Agreement, or of 50% or more of any class of equity securities of ValliCorp or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person beneficially owning 50% or more of any class of equity securities of ValliCorp or any of its Subsidiaries, or any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving ValliCorp or any of its Subsidiaries other than the transactions contemplated by this Agreement and the Stock Option Agreement.

                        (2) Except as set forth herein, neither the Board of Directors of ValliCorp nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to WABC, the approval or recommendation by such Board of Directors or any such committee of this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal, or (iii) enter into any agreement with respect to any Takeover Proposal. Notwithstanding the foregoing, prior to the receipt of the shareholder approval described in Section 5.2(a), the Board of Directors of ValliCorp, to the extent required by its fiduciary obligations, as determined in good faith by the Board of Directors based on the advice of independent counsel, may (subject to the following sentences) withdraw or modify its approval or recommendation of this Agreement or the Merger, approve or recommend any Superior Proposal (as defined below), enter into an agreement with respect to such Superior Proposal or terminate this Agreement, in each case at any time after the third Business Day following WABC's receipt of a written notice advising WABC that the ValliCorp Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal (it being understood that any amendment to a Superior Proposal shall necessitate an additional three Business Day period). In addition, if ValliCorp proposes to enter into an agreement with respect to any Takeover Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to WABC the Termination Fee (as defined in Section 5.2(h)(4)) in accordance with the provisions of Section 5.2(h)(4). For purposes of this Agreement, "Superior Proposal" means any bona fide written Takeover Proposal made by a third party to acquire, directly or indirectly, for consideration consisting of cash and/or securities, more than 50% of the shares of ValliCorp Common Stock then outstanding or all or substantially all the assets of ValliCorp and otherwise on the terms which the Board of Directors of ValliCorp determines in its good faith judgment that said bona fide Takeover Proposal is reasonably capable of being completed, taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal and (based on the advice of a financial advisor of nationally recognized reputation) would, if consummated, be more favorable to ValliCorp's shareholders from a financial point of view than the Merger.

                        (3) In addition to the obligation of ValliCorp set forth in paragraph (2) above, the Company promptly shall advise WABC orally and in writing of any request for information or of any Takeover Proposal, or any inquiry with respect to or which could lead to any Takeover Proposal, the material terms and conditions of such request, Takeover Proposal or inquiry and the identity of the Person making any such request, Takeover Proposal or inquiry. ValliCorp will keep WABC fully informed of the status and details (including amendments or proposed amendments) of any such request, Takeover Proposal or inquiry.

                        (4) If this Agreement is terminated pursuant to its terms other than by WABC or ValliCorp solely because the Federal Reserve Board or Superintendent shall have issued a final order denying approval of the Merger, a failure of the condition in Section 6.1(a)(ii) occurs, or other than by ValliCorp pursuant to Section 7.1(a)(6)(i) or Section 7.1(c), and an Acquisition Event shall occur after the date hereof and within 18 months after the date of such termination, ValliCorp shall pay promptly, but in no event later than two Business Days after the occurrence of such Acquisition Event, by wire transfer of immediately available Federal Funds to such account as WABC shall designate, $6 million (the "Termination Fee") (but only if a Termination Fee shall not theretofore have been paid under Section 5.2(h)(2) hereof). For purposes of this subsection, the term "Acquisition Event" shall mean any of the following: (i) any Person (other than WABC or any Subsidiary thereof) shall have acquired pursuant to a tender offer or otherwise beneficial ownership of 20% or more of the outstanding shares of ValliCorp Common Stock; (ii) ValliCorp or ValliWide shall have authorized, recommended, proposed or publicly announced an intention to authorize, recommend or propose, or entered into, an agreement with any Person (other than WABC or a Subsidiary thereof) to (A) effect a merger, consolidation or similar transaction (or series of unrelated and non-integrated mergers, consolidations or similar transactions) involving ValliCorp or ValliWide (other than a merger, consolidation or similar transaction in which those holders of ValliCorp Common Stock outstanding immediately prior to each such transaction continue to own at least 80% of the ValliCorp Common Stock outstanding immediately after such transaction), (B) sell, lease or otherwise dispose of assets of ValliCorp or the ValliCorp Subsidiaries representing 20% or more of the consolidated assets of ValliCorp and the ValliCorp Subsidiaries, or (C) issue, sell or otherwise dispose of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 20% or more of the voting power of ValliCorp or the ValliCorp Subsidiaries (but excluding a series of unrelated and non-integrated issues, sales or other dispositions).

                        (5) WABC covenants and agrees that, in the event ValliCorp makes payment of the Termination Fee to WABC upon the occurrence of an Acquisition Event in accordance with the terms of paragraph (4) above, neither WABC nor any of its Affiliates will for a period of five years after the payment of said Fee (the last day of such period, the "Standstill Termination Date"), unless specifically invited in writing to do so by ValliCorp and then only to the extent stated therein, in any manner acquire or agree to acquire or make any proposal to acquire, directly or indirectly, the beneficial ownership of any common stock, equity securities or other securities having voting power with respect to the election of directors of ValliCorp ("Voting Equity") or any other securities convertible into Voting Equity or any options, warrants or other rights to acquire Voting Equity (such convertible secrities, options, warrants or other rights, together with Voting Equities, being hereinafter called "Voting Securities") of ValliCorp or its Affiliates. From the date the Termination Fee is paid until the Standstill Termination Date, neither WABC nor any of its Affiliates will, except with the express written consent of ValliCorp and then only to the extent stated in such written consent, make or in any way participate, directly or indirectly, in any "solicitation" of "proxies" (as such terms are defined in Regulation 14A under the Exchange Act) to vote or seek to advise or influence any person with respect to the voting of any Voting Securities of ValliCorp or its Affiliates. WABC covenants and agrees that, from the date the Termination Fee is paid until the Standstill Termination Date, neither it nor any of its Affiliates shall (i) make any Acquisition Proposal (as defined below) or proposal with respect to a Business Combination (as defined below), joint venture, or any other extraordinary business arrangement, including, but not limited to, a business arrangement which could result in a change of control of ValliCorp, in each case in respect of ValliCorp or any of its Affiliates, (ii) take any initiatives involving ValliCorp that would otherwise require ValliCorp to make a public announcement or make any public comment or proposal with respect to any Acquisition Proposal or Business Combination, (iii) join a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of Voting Securities of ValliCorp or otherwise become a "person" within the meaning of section 13(d)(3) of the Exchange Act with respect to any Voting Securities of ValliCorp or its Affiliates, (iv) enter into any discussions, negotiations, arrangements or understandings with any third party ith respect to any of the foregoing, (v) knowingly advise, assist or encourage any third party in connection with any of the foregoing, or
        (vi) otherwise seek to control or influence ValliCorp or its management or Board of Directors. "Acquisition Proposal" shall mean any tender offer or exchange offer or proposal to ValliCorp (including, without limitation, any proposal or offer to stockholders of ValliCorp) with respect to a Business Combination or involving the purchase of 25% or more of the outstanding Voting Securities of ValliCorp. "Business Combination" shall mean (a) a merger, consolidation, acquisition, scheme or other analogous arrangement in which ValliCorp is a constituent orporation or party and pursuant to which Voting Securities of ValliCorp are or may be exchanged for cash, securities or other property or (b) a sale of all or substantially all of the assets of ValliCorp and its Affiliates. Notwithstanding anything herein to the contrary, nothing herein shall prevent or restrict WABC from voting any ValliCorp Common Stock it beneficially owns as of the date hereof or from selling said stock through any broker/dealer.

        (i)     ValliCorp 401(k) Plan, Profit Sharing Plan and Benefit Plans.
                ------------------------------------------------------------
On and after the Effective Date all persons who are empoyed by ValliCorp and/or ValliCorp Subsidiaries on such date shall be eligible for benefits which in the aggregate are no less favorable with respect to their employment by WABC and its Subsidiaries after the Effective Date than those generally afforded to other employees of WABC and its Subsidiaries holding similar positions, subject to the terms and conditions under which those employee benefits are made available to such employees and provided that for purposes of determining eligibility for and vesting of such employee benefits, service with ValliCorp or a ValliCorp Subsidiary or any predecessor thereto prior to the Effective Date shall be treated as service with an "employer" to the same extent as if such persons had been employees of WABC. ValliCorp agrees that the ValliCorp 401(k) Plan or any other 401(k) plans may be terminated, frozen, modified or merged into the appropriate WABC qualified plans before or after the Effective Date, as determined by WABC in its sole discretion and that the ValliCorp Profit Sharing Plans and other qualified plans may be terminated, frozen, modified or merged into the appropriate WABC qualified plans after the Effective Time; provided, however, that Vallicorp shall not be required to take
                --------  -------
any such action prior to the Effective Date unless and until WABC acknowledges that all conditions to its obligation to consummate the Merger in Sections 6.1(a), (b), (g), (h), 6.3(a), (b), (c), (h), (i), (j), (k) and (l) have been satisfied or waived and WABC reasonably believes the Merger will close. ValliCorp and any ValliCorp Subsidiaries will not cash out any unused vacation solely as a result of the termination of its vacation plan and WABC will recognize the unused, accrued vacation of ValliCorp's and the ValliCorp Subsidiaries' vacation plans under its plan subject to the WABC plan's limitations on the accrual of unused vacation; provided, however, that any
                                               --------  -------
employee of ValliCorp or any ValliCorp Subsidiary who has unused, accrued vacation time which exceeds the amount of such time such employee would be entitled to accrue under WABC's plans shall be paid for such excess time as soon as practicable after the Effective Date. ValliCorp's and the ValliCorp Subsidiaries' severance policy will be amended immediately before the Effective Date to state that no severance pay will be paid solely as a result of the transactions contemplated hereunder. Effective as of the Closing Date, WABC shall assume liability for severance pay payable to any employee of ValliCorp or ValliWide who is terminated by WABC after the Closing Date. Such payment shall be made pursuant to WABC's normal severance policy, and WABC shall compute severance pay by giving all employees of ValliCorp and ValliWide full credit for all years of service since their date of last hire with ValliCorp or ValliWide, as the case may be, except that employees of ValliCorp or ValliWide who joined ValliCorp or ValliWide prior to the date hereof as the result of the acquisition of another institution will also be given full credit for service with such institution.

        (j)     ValliCorp Accruals and Reserves.  (1) Prior to the Effective
                -------------------------------
Date, ValliCorp and the ValliCorp Subsidiaries shall review and, to the extent determined necessary or advisable by ABC in its sole discretion, consistent with GAAP and the accounting rules, regulations and interpretations of the SEC and its staff, modify and change its loan, OREO, accrual and reserve policies and practices (including loan classifications and levels of tax, loan and OREO reserves and accruals) to (i) reflect WABC's plans with respect to the conduct of ValliCorp's business following the Merger, and (ii) make adequate provision for the costs and expenses relating thereto so as to be applied consistently on a mutually satisfactory basis with those of WABC.

        (2) Prior to the Effective Date, ValliCorp also will adjust loan loss and OREO reserves (i) in a manner consistent with its policies and practices as in effect on the date hereof and (ii) as may be appropriate, consistent with generally accepted accounting principles and the accounting rules, regulations and interpretations of the SEC and its staff, to the extent determined by WABC to be necessary or advisable in its sole discretion in light of the then anticipated post-closing grading, classification or disposition of certain ValliCorp assets; provided,
                                                                    --------
however, that ValliCorp agrees in no event shall ValliCorp's reserve for loan
-------
losses constitute less than 100% of total Nonperforming Loans and 1.6% of total loans as of the close of business on the last Business Day of the calendar quarter preceding the month during which the Effective Date occurs.

        (3) The parties agree to cooperate in preparing for the implementation of the adjustments contemplated by this Section 5.2(j). Notwithstanding the foregoing, ValliCorp shall not be obligated to take in any respect any such action pursuant to subsections 5.2(j)(1)(i), (1)(ii) or 2(ii) (other than pursuant to the preceding sentence) unless and until WABC acknowledges that, as of the date of said acknowledgment, all conditions to its obligation to consummate the Merger in Sections 6.1(a), (b), (g), (h) and 6.3(a), (b), (c), (h), (i), (j), (k) and (l) have been satisfied or waived and WABC reasonably believes the Merger will close.

        (4) As of the end of the calendar quarter immediately prior to the Effective Date, ValliCorp and the ValliCorp Subsidiaries shall create and maintain on their books one or more reserves and accruals adequate to cover a reasonable estimate, as mutually agreed to by WABC and ValliCorp, of the loss contingencies (consistent with GAAP) associated with any of the litigation matters, claims Previously Disclosed or similar matters arising after the date hereof or any environmental contamination on any property of ValliCorp or any ValliCorp Subsidiary as to which environmental audits shall be conducted pursuant to Section 5.2(f)(1)(J) hereof, unless outside counsel to ValliCorp shall have rendered its written opinion to the parties hereto that the likelihood of the incurrence of such loss is remote; provided, however, that if
                                                     --------  -------
the parties hereto cannot agree on what constitutes a reasonable estimate of such amount by 15 days prior to the end of such quarter, then either WABC or ValliCorp may require that such matter be submitted to counsel independent of all parties hereto, which shall be satisfactory to both WABC and ValliCorp, for resolution. Such independent counsel shall be a retired general counsel or director of litigation of a major publicly-held company in the financial services industry. Each of WABC and ValliCorp shall be entitled to make, within five days after such date, one written submission of not more than five pages in length to such independent counsel and one additional submission of not more than two pages in length within five days of receipt of the other party's submission. Such independent counsel shall render a written determination with respect to the matter not later than 15 days after the end of such calendar quarter. Such determination shall be conclusive and binding on the parties hereto. The fees and expenses of such independent counsel shall be shared equally by WABC and ValliCorp.

        (5) As of the end of the calendar quarter immediately prior to the Effective Date, ValliCorp and the ValliCorp Subsidiaries shall create and maintain on their books such tax reserves and accruals as shall be adequate to cover a reasonable estimate, as mutually agreed to by WABC and ValliCorp, of tax accruals, interest and penalties (consistent with GAAP) associated with or related to any existing or threatened tax audit. If WABC and ValliCorp cannot agree on what constitutes a reasonable estimate of such tax liability by 15 days prior to the end of such quarter, then the matter shall be submitted forthwith to the independent accountants of WABC and ValliCorp for resolution, provided that if such independent accountants are unable to resolve the matter
--------
by agreement by the end of such quarter, the matter shall be referred to a third independent accounting firm, selected by the mutual agreement of WABC and ValliCorp, who shall determine the matter within 15 days of the end of such calendar quarter. Such determination shall be conclusive and binding on the parties hereto. The fees and expenses of WABC's accountants shall be borne by WABC and those of ValliCorp's independent accountants shall be borne by ValliCorp, and the fees and expenses of any such third independent accounting firm shall be shared equally by WABC and ValliCorp.

        (k)       Asset Review.  ValliCorp shall continue to engage its
                  ------------
internal asset review examiners to identify potential losses with respect to loans and other assets on the books of ValliCorp and its Subsidiaries and who shall have reviewed all Nonperforming Assets and other classified or criticized assets as of a date within three months preceding the Effective Date. ValliCorp shall promptly provide a copy of such reports to WABC. Between the date of this Agreement and January 31, 1997, all assets of ValliCorp and its Subsidiaries, including classified or criticized and Nonperforming Assets, may be reviewed by WABC and WABC may provide a report thereon to ValliCorp setting forth WABC's grading or other assessment thereof (including accounting treatment and loss recognition) utilizing ValliCorp's regular loan/OREO review criteria consistent with GAAP and RAP. WABC shall use its commercially reasonable efforts to complete such review as promptly as practicable but in any event shall complete such review by January 31, 1997. ValliCorp may either accept and implement WABC's grading or other assessments (including accounting treatment and loss recognition) concerning loans or OREO by January 31, 1997, or, if it does not agree with WABC's conclusions as set forth in the report, refer the matter for resolution by one or more of the independent loan and appraisal experts Previously Disclosed by WABC (the "Independent Loan Reviewer" or "Independent Appraiser") who shall immediately review and/or appraise said loan(s) or OREO utilizing ValliCorp's regular loan/OREO review criteria consistent with GAAP and RAP. The parties agree that if the Independent Loan Reviewer believes it necessary to retain an Independent Appraiser (or if such an Appraiser is required by the penultimate sentence below), the selection and supervision thereof of said Appraiser shall be at the discretion and under the control of the Independent Loan Reviewer. ValliCorp and the ValliCorp Subsidiaries agree to recognize on their books and records all loan losses and record all OREO at their net realizable value (and record related OREO expenses) based on the review/appraisal by the Independent Loan Reviewer or Independent Appraiser no later than March 15, 1997. WABC agrees to accept the views of the Independent Loan Reviewer and Independent Appraiser. Additionally, ValliCorp agrees that through the Effective Date, it and the ValliCorp Subsidiaries shall maintain consistent loan grades with respect to any of their respective loans which have been or are participated to any other ValliCorp Subsidiary or to ValliCorp.
With respect to any OREO, based on all known information available from time to time, if it appears that the then current independent appraisals may not be accurate or upon request of and at the expense of WABC, ValliCorp shall immediately obtain updated independent appraisals by an Independent Appraiser (utilizing ValliCorp's regular criteria consistent with GAAP and RAP) and provide copies of all such appraisals to WABC. Any new or additional write-downs or OREO expenses shall be recorded immediately upon receiving any updated independent appraisal.

        (l)     Changes in Capital Stock; ValliCorp Dividends.  At or after the
                ---------------------------------------------
date hereof and at or prior to the Effective Time, except with the prior written consent of WABC or as otherwise provided in this Agreement:

                (1) Neither ValliCorp nor any ValliCorp Subsidiary shall amend its or their Certificate or Articles of Incorporation or Association, as the case may be, or Bylaws; make any change in their respective authorized, issued or outstanding capital stock or any other equity security; issue, sell, pledge, assign or otherwise encumber or dispose of, or purchase, redeem or otherwise acquire, any of their shares of capital stock or other equity securities or enter into any agreement, call or commitment of any character so to do; grant or issue any stock option or warrant relating to, right to acquire, or security convertible into, shares of their capital stock or other equity security; purchase, redeem, retire or otherwise acquire (other than in a fiduciary capacity) any shares of, or any security convertible into, capital stock or other equity security of their respective companies, or agree to do any of the foregoing except with respect to the exercise of stock options or voluntary conversion of the Convertible Debentures currently outstanding on the date hereof.

                (2) Neither ValliCorp nor any ValliCorp Subsidiary shall propose, declare, set aside or pay any dividend or other distribution in respect of its common stock (including, without limitation, any stock dividend or distribution) other than regular quarterly cash dividends on its common stock in amounts substantially equivalent to dividends paid in the two years prior to the date hereof (it being understood that declaration of a quarterly dividend equal to the most recent previous quarterly dividend or pursuant to the last sentence of Section 5.2(l)(3) below will be deemed to meet this standard), provided that no ValliCorp Subsidiary shall declare or pay a cash dividend if as a result thereof the ValliCorp Subsidiary would cease to be adequately capitalized within the meaning of applicable bank regulations and except as permitted elsewhere in this Section 5.2(l), ValliCorp shall not declare, set aside or pay any dividends or other distributions prior to the Effective Time.

                (3) After the date of this Agreement, each of WABC and ValliCorp shall coordinate with the other the declaration of any dividends in respect of WABC Common Stock and ValliCorp Common Stock and the record dates and payment dates relating thereto, it being the intention of the parties hereto that holders of WABC Common Stock or ValliCorp Common Stock shall not receive two dividends, or fail to receive one dividend, for any single calendar quarter with respect to their shares of WABC Common Stock and/or ValliCorp Common Stock and any shares of WABC Common Stock any such holder receives in exchange therefor in the Merger. ValliCorp agrees not to increase its quarterly dividend to a level that is greater than .4098 times WABC's then current dividend, but may increase its dividend to that level without breaching this Section 5.2(l)(3).

        (m)     Indebtedness.   Neither ValliCorp nor any of the ValliCorp
                ------------
Subsidiaries shall incur any long-term indebtedness for borrowed money or guarantee any such long-term indebtedness or issue or sell any long-term debt securities or warrants or rights to acquire any long-term debt securities of such party or guarantee any long-term debt securities of others other than in replacement for existing or maturing debt.

        (n)     Execution and Delivery of Stock Option Agreement.  ValliCorp
                ------------------------------------------------
agrees that as a condition of and inducement to WABC to enter into this Agreement it will enter into the Stock Option Agreement dated the date hereof which shall be executed and delivered to WABC immediately upon the execution and delivery of this Agreement.

        (o)       Noncompetition Agreements.  On the date of this Agreement,
                  -------------------------
ValliCorp shall deliver to WABC the director noncompetition agreements in substantially the form attached hereto as Exhibit 5.2(o)(i), dated the date hereof, from the directors listed on Exhibit 5.2(o)(ii) (it being agreed by WABC that said agreements shall not be effective until the Effective Time).

        5.3  Covenants of WABC and ValliCorp.
             -------------------------------

        (a)  Proxy Statement; Registration Statement.  As promptly as
             ---------------------------------------
practicable after the date hereof, WABC and ValliCorp shall cooperate in the preparation of the Proxy Statement to be mailed to the shareholders of ValliCorp and WABC in connection with the Merger and the transactions contemplated thereby and to be filed by WABC as part of the Registration Statement. WABC will advise ValliCorp, promptly after it receives notice thereof, of the time when the Registration Statement or any post-effective amendment thereto has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of qualification of the WABC Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

        (b)  Commercially Reasonable Efforts.
             -------------------------------

                (1) WABC and ValliCorp shall each use all commercially reasonable efforts in good faith, and each of them shall cause their respective subsidiaries to use all commercially reasonable efforts in good faith, to (i) furnish such information as may be required in connection with the preparation of the documents referred to in Section 5.3(a), and (ii) take or cause to be taken all action necessary or desirable on its part so as to permit consummation of the Merger at the earliest possible date, including, without limitation, (1) obtaining the consent or approval of each individual, partnership, corporation, association or other business or professional entity whose consent or approval is required for consummation of the transactions contemplated hereby, and (2) requesting the delivery of appropriate opinions, consents and letters from its counsel and independent auditors. No party hereto shall take or fail to take, or cause or permit its subsidiaries to take or fail to take, or to the best of its ability permit to be taken or omitted to be taken by any third persons, any action that would substantially impair the prospects of completing the Merger pursuant to this Agreement and the Plan of Merger, that would materially delay such completion, or that would adversely affect the qualification of the Merger for pooling of interests accounting treatment or as a reorganization within the meaning of section 368(a) of the Code. In the event that either party has taken any action, whether before, on or after the date hereof, that would adversely affect such qualification, each party shall take such action as the other party may reasonably request to cure such effect to the extent curable without a Material Adverse Effect on either of the parties.

                (2) ValliCorp shall give prompt written notice to WABC, and WABC shall give prompt written notice to ValliCorp, of (i) the occurrence, impending or threatened occurrence or failure to occur, of any event which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date and (ii) any material failure of ValliCorp or WABC, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, and each party shall use its best efforts to prevent or remedy such failure promptly.

        (c)     Investigation.  ValliCorp and WABC each will keep the other
                -------------
advised of all material developments relevant to its business and to consummation of the transactions contemplated herein and in the Plan of Merger. WABC and ValliCorp each may make or cause to be made such investigation of the financial and legal condition of the other as such party reasonably deems necessary or advisable in connection with the transactions contemplated herein and in the Plan of Merger; provided, however, that such investigation shall be
                           --------  --------
reasonably related to such transactions and shall not interfere unnecessarily with normal operations. WABC and ValliCorp agree to furnish the other and the other's advisors with such financial data and other information with respect to its business and properties as such other party shall from time to time reasonably request. No investigation by WABC or ValliCorp shall affect or be deemed to modify any representation or warranty made by, or the conditions to the obligations to consummate the Merger of, any party hereto, and such representations, warranties and conditions shall survive such investigation.

        (d)       Access to Properties, Books and Records; Confidentiality.
                  --------------------------------------------------------
Upon reasonable notice, WABC and ValliCorp shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and all other information concerning its business, properties and personnel as such other party may reasonably request. ValliCorp shall also provide to WABC copies of all annual management letters and opinions and other correspondence and documents in its files prepared by its certified public accountants since January 1, 1992, and shall use its commercially reasonable efforts to cause Deloitte & Touche and Ernst & Young to make available to WABC, its accountants, counsel and other agents, to the extent reasonably requested in connection with such review, their respective work papers and documentation relating to its work papers and its audits of the books and records of ValliCorp and the ValliCorp Subsidiaries. The nonpublic information provided hereunder shall be held in confidence to the extent provided in the letter agreement dated June 25, 1996, between WABC and ValliCorp (the "Letter Agreement"), the terms and provisions of which the parties hereby reaffirm. Each party shall use its commercially reasonable efforts to cause its officers, directors, employees, auditors, and attorneys to cooperate with the other in its reasonable requests for information.

        (e)     Accounting Methods.  Neither ValliCorp nor WABC shall change its
                ------------------
methods of accounting in effect at December 31, 1995, except as required by changes in GAAP as concurred in by such party's independent auditor.

        (f)  Affiliates.
             ----------

                (1) ValliCorp and WABC shall cooperate and use their commercially reasonable efforts to identify those persons who may be deemed to be "affiliates" of ValliCorp or WABC within the meaning of Rule 145 promulgated by the Commission under the Securities Act and for purposes of qualifying the Merger for "pooling of interests" accounting treatment. ValliCorp and WABC shall use their respective commercially reasonable efforts to cause each person so identified to deliver to WABC, no later than 40 days prior to the Effective Date, a written agreement (which agreement shall be substantially in the form of Exhibit 5.3(f)(i) (in the case of ValliCorp Affiliates) and 5.3(f)(ii) (in the case of WABC Affiliates) hereof). Shares of WABC Common Stock issued to such Affiliates of ValliCorp and WABC in exchange for ValliCorp Common Stock or previously owned by them shall not be transferable until such time as financial results covering at least 30 days of combined operations of WABC and ValliCorp have been published within the meaning of section 201.01 of the Commission's Codification of Financial Reporting Policies, regardless of whether each such Affiliate has provided the written agreement referred to in this Section. WABC shall have no obligation to deliver a certificate for WABC Common Stock in exchange for the ValliCorp Certificates held by any affiliate until said affiliate has executed and delivered the written agreement described in this Section 5.3(f).

                (2) WABC shall use all commercially reasonable efforts to publish as soon as practicable after the end of the first month after the Effective Date in which there are at least thirty (30) days of post-Merger combined operations (which month may be the month in which the Effective Date occurs), combined sales and net income figures as contemplated by and in accordance with the terms of SEC Accounting Series Release No. 135.

        (g)  Structural Changes to Certain ValliWide Branches.  Attached to the
             ------------------------------------------------
WABC disclosure letter is a schedule of certain ValliWide branches which (a) ValliCorp has determined to close or consolidate (the "Category A Branches") and
(b) certain additional branches which ValliCorp has indicated will be sold, closed or consolidated (the "Category B Branches"). Except as set forth in the WABC disclosure letter, Vallicorp shall use its commercially reasonable efforts to effect closure, consolidation or sale (in the case of the branch designated in such disclosure letter as being offered for sale) of the Categories A and B Branches prior to the end of the calendar quarter immediately prior to the Effective Date (which efforts shall include but not be limited to the immediate preparation and filing of appropriate governmental applications to sell, close or consolidate all of said branches), provided that as to the Category B Branches, ValliCorp shall not be required to actually effect closure, consolidation or sale of any such branches if under the circumstances then existing it is reasonably likely that any of the conditions to the Merger set forth in Sections 6.1(a), (b), (c), (g), (h) or 6.2(a), (b) or 6.3(i) or (l)
will not be satisfied. Any costs, expenses or restructuring charges relating to the consolidation or closure of the Category A Branches shall be reflected on the books and records of ValliCorp for purposes of determining satisfaction of the condition set forth in Section 6.3(l) hereof, and any such costs, expenses or restructuring charges with respect to the sale, consolidation or closure of the Category B Branches shall be disregarded for such purpose but shall, except as provided in the WABC disclosure letter, be reflected on the ValliCorp Financial Statements as of the end of the calendar quarter immediately prior to the Effective Date. After the date hereof, WABC may designate other branches of ValliWide in addition to those referred to above in this subsection as WABC may deem appropriate for structural changes, including sales, consolidations and closures, for implementation after the Effective Date. Upon WABC's request, ValliCorp shall promptly cause there to be prepared and submitted to WABC for review drafts of such filings, notices or applications as may be necessary or appropriate to obtain any required Governmental Approvals with respect to such structural changes of the branches described in the immediately preceding sentence, but ValliCorp shall not be required to file or publish any thereof prior to the Effective Date.

        (h)  FHLB Advances and Security Agreement.  Following the date hereof,
             ------------------------------------
ValliCorp and ValliWide shall cooperate in all reasonable respects with WABC in connection with WABC's determination with respect to the assumption of that certain Advances and Security Agreement dated as of January 24, 1994, entered into by and between the Federal Home Loan Bank of San Francisco and Bank of Fresno, and four confirmations of advances, dated December 15, 1995.

        (i)  Available for Sale Investment Securities Portfolio of ValliCorp.
             ---------------------------------------------------------------
WABC and ValliCorp agree to cooperate in all reasonable respects to minimize depreciation of ValliCorp's available for sale investment securities portfolio from and after the date hereof.

        (j)  Retention Bonus Payments.  Subject to the WABC disclosure letter,
             ------------------------
ValliCorp shall not make retention bonus payments without WABC's consent (which shall not be unreasonably withheld). To that end, the parties shall cooperate in all reasonable respects to, by mutual agreement, identify those persons who shall receive retention bonus payments. Such retention bonus payments shall be payable to those persons identified pursuant to the foregoing sentence in accordance with the terms of retention agreements, which agreements shall be in a form reasonably acceptable to WABC.

        (k)  Notification re: Book Value Test.  ValliCorp shall notify WABC in
             --------------------------------
writing immediately if it determines that it will not satisfy the book value test set forth in Section 6.3(l) hereof as of December 31, 1996. If ValliCorp sends such a notice, WABC shall have ten (10) Business Days after receipt of such notice to notify ValliCorp whether it will terminate this Agreement pursuant to Section 7.1(a).

        5.4  Closing.
             -------

        (a)  Closing Date.  The closing (the "Closing") shall, unless another
             ------------
date, time or place is agreed to in writing by WABC and ValliCorp, be a date and time as soon as practicable, which shall be no later than sixty (60) days after receipt of all Government Approvals; provided, however, that in no event will
                                     --------  -------
WABC be required to close prior to May 1, 1997; and provided further that WABC shall provide ValliCorp with at least 10 calendar days' notice of the anticipated Effective Date. Notwithstanding anything to the contrary contained in this

Agreement, if for any reason the adjustments required under Section 5.2(j),
Section 5.2(k) or Section 5.3(g) hereof have not been recorded on ValliCorp's books for the quarter ended prior to the Effective Date, then WABC in its sole and absolute discretion may elect to close the Merger on any date up to and including August 15, 1997. The Closing will be held at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California or such other place as may be agreed by the parties.

        (b)  Delivery of Documents.  At the Closing, the opinions, certificates
             ---------------------
and other documents required to be delivered by this Agreement shall be delivered.

        (c)  Filings.  At the Closing, WABC and ValliCorp shall instruct their
             -------
respective representatives to make or confirm such filings as shall be required in the opinion of counsel to WABC and ValliCorp to give effect to the Merger.


                                   ARTICLE 6

                              Conditions Precedent
                              --------------------

        6.1  Conditions Precedent - WABC and ValliCorp.
             -----------------------------------------

        The respective obligations of the parties to effect the Merger shall be subject to satisfaction or waiver of the following conditions at or prior to the Closing Date:

        (a) This Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the holders of
(i) ValliCorp Common Stock entitled to vote thereon and (ii) WABC Common Stock entitled to vote thereon;

        (b) The Registration Statement (including any post-effective amendment thereto) shall be effective under the Securities Act, and no proceeding shall be pending or to the knowledge of WABC threatened by the Commission to suspend the effectiveness of such Registration Statement, and WABC shall have received all state securities or "Blue Sky" permits or other authorizations, or confirmations as to the availability of an exemption from registration requirements as may be necessary;

        (c) No event shall have occurred that shall preclude, in the opinion of KPMG Peat Marwick, the Merger from being accounted for as a pooling of interests, and the parties shall have received a letter from KPMG Peat Marwick to the effect that the Merger shall qualify for such pooling-of-interests method of accounting in accordance with generally accepted accounting principles and all applicable rules, regulations and policies of the Commission;

        (d) Neither WABC nor ValliCorp or ValliWide shall be subject to any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the transactions contemplated by this Agreement and the Plan of Merger;

        (e) The shares of WABC Common Stock that may be issued in the Merger shall have been approved for listing on Nasdaq, subject to official notice of issuance;

        (f) WABC and ValliCorp shall have each received such certificates and other closing documents as counsel for WABC and ValliCorp shall reasonably request;

        (g) Each party hereto shall have received, or the other party hereto shall have satisfied itself that such party will receive, all consents of other parties to and required by material mortgages, notes, leases, franchises, agreements, licenses and permits applicable to ValliCorp or WABC, as the case may be, and no such consent or license or permit shall have been withdrawn or suspended, unless the failure to obtain such consents, individually or in the aggregate, would not have a Material Adverse Effect on ValliCorp or WABC, as the case may be; and

        (h) All Government Approvals shall be in effect, and all conditions or requirements prescribed by law or by any Government Approval shall have been satisfied; provided, however, that no Government Approval shall be deemed to have been received if it imposes any condition or requirement or disapproves any aspect of any Application which, in the reasonable opinion of the Board of Directors of WABC or ValliCorp so materially and adversely affects the anticipated economic and business benefits to WABC or ValliCorp of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable (in which case WABC shall promptly notify ValliCorp). For purposes of this Agreement, no condition, requirement or disapproval shall be deemed to so adversely affect the anticipated economic and business benefits to WABC or ValliCorp of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable, if such condition does not materially differ from conditions regularly imposed by the governmental authority in orders approving transactions of the type contemplated by this Agreement or compliance with such condition, requirement or disapproval would not (A) require or prevent the taking of any action inconsistent with the manner in which WABC or ValliCorp has conducted its business previously or as contemplated by this Agreement, (B) have a Material Adverse Effect upon WABC or ValliCorp, or (C) preclude satisfaction of any of the conditions to consummation of the transactions contemplated by this Agreement. Notwithstanding any other provision of this subsection, the conditions set forth in this subsection shall not be deemed to be satisfied if any Governmental Approval or any order relating thereto shall contain any terms or conditions which shall be such as to prevent WABC from effecting achievement of the level of operating efficiency improvements as Previously Disclosed by WABC to ValliCorp.

        6.2  Conditions Precedent - ValliCorp.  The obligations of ValliCorp to
             --------------------------------
effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Effective Date unless waived by ValliCorp pursuant to Section 8.11 hereof:

        (a) The representations and warranties of WABC set forth in Article 4 hereof that are qualified as to materiality shall be true and correct and any representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Effective Date as though made on and as of the Effective Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date) unless the failures or inaccuracies of such representations and warranties to be so true and correct could not reasonably be expected to result in or constitute, individually or in the aggregate, a Material Adverse Effect on WABC;

        (b) WABC shall have in all material respects performed all obligations and complied in all material respects with all covenants required by this Agreement and the Plan of Merger, unless the failure to perform or comply with any obligation or covenant relates to an immaterial obligation or covenant which, taken together with all similar failures, does not constitute a material failure to perform or a material failure to comply;

        (c) WABC shall have delivered to ValliCorp a certificate, dated the Closing Date and signed by its respective Chairman, President or Executive Vice President to the effect that the conditions set forth in paragraphs (a) and (b) of this Section have been satisfied;

        (d) ValliCorp shall have received the opinion of Pillsbury Madison & Sutro LLP, dated the Closing Date, as to the matters specified in Exhibit 6.2(d) hereto;

        (e) ValliCorp shall have received an opinion of Pillsbury Madison & Sutro LLP in form and substance reasonably satisfactory to ValliCorp satisfying
Section 6.3(h) herein;

        (f) WABC shall not, on a consolidated basis, have suffered any Material Adverse Effect since September 30, 1996; and

        (g) ValliCorp shall have received from KPMG Peat Marwick LLP letters addressed to ValliCorp not more than two (2) Business Days prior to the effective date of the Registration Statement and a date not more than ten (10) Business Days prior to the Effective Date, with respect to certain financial information regarding WABC, each in form and substance which is customary in transactions of the nature contemplated by this Agreement.

        6.3  Conditions Precedent - WABC.  The respective obligations of WABC to
             ---------------------------
effect the Merger shall be subject to satisfaction of the following additional conditions at or prior to the Closing Date unless waived by WABC pursuant to
Section 8.11 hereof:

        (a) The representations and warranties of ValliCorp and ValliWide set forth in Article 3 hereof that are qualified as to materiality shall be true and correct and any representations and warranties that are not so qualified shall be true and correct in all material respects as of the date of this Reorganization Agreement and as of the Effective Date as though made on and as of the Effective Date (or on the date when made in the case of any representation and warranty which specifically relates to an earlier date) unless the failures or inaccuracies of such representations and warranties to be so true and correct could not reasonably be expected to result in or constitute, individually or in the aggregate, a Material Adverse Effect on ValliCorp;

        (b) ValliCorp and ValliWide shall have in all material respects performed all obligations and complied in all material respects with all covenants required by this Reorganization Agreement and the Plan of Merger, unless the failure to perform or comply with any obligation or covenant relates to an immaterial obligation or covenant which, taken together with all similar failures, does not constitute a material failure to perform or a material failure to comply;

        (c) ValliCorp shall not, on a consolidated basis, have suffered any Material Adverse Effect since September 30, 1996;

        (d) ValliCorp shall have delivered to WABC a certificate, dated the Closing Date and signed by its Chairman, President or any Executive Vice President to the effect that the conditions set forth in this Section have been satisfied;

        (e) The Rights issued pursuant to the ValliCorp Rights Agreement shall not have become nonredeemable, exercisable, distributed or triggered pursuant to the terms of such agreement;

        (f) WABC shall have received from Deloitte & Touche LLP letters addressed to WABC dated not more than two (2) Business Days prior to the effective date of the Registration Statement and a date not more than ten (10) Business Days prior to the Closing Date, with respect to certain financial information regarding ValliCorp, each in form and substance which is customary in transactions of the nature contemplated by this Agreement;

        (g) WABC shall have received opinions of Lillick & Charles and McCormick, Barstow, Sheppard, Wayte & Carruth or other legal counsel to ValliCorp satisfactory to WABC, dated the Closing Date, as to the matters specified in Exhibit 6.3(g) hereto; and

        (h) WABC shall have received an opinion of Pillsbury Madison & Sutro LLP reasonably satisfactory in form and substance to WABC substantially to the effect that the Merger when consummated in accordance with the terms hereof and the Plan of Merger will constitute a reorganization within the meaning of section 368(a) of the Code, and that the exchange of ValliCorp Common Stock to the extent exchanged for WABC Common Stock will not give rise to recognition of gain or loss for federal income tax purposes to the shareholders of ValliCorp.

        (i) No investigation, legal action, proceeding or legal impediment pertaining to the Merger or any transactions contemplated hereby or related thereto or hereto shall have arisen or be pending or threatened which, in the reasonable opinion of WABC, so adversely affects the anticipated economic and business benefits to WABC of the transactions contemplated by this Agreement as to render consummation of such transactions inadvisable.

        (j) WABC shall have received executed noncompetition agreements pursuant to Section 5.2(o) with respect to the directors of ValliCorp.

        (k) At least three days prior to Closing, WABC shall have received a letter from each director of ValliWide and any other ValliCorp Subsidiary tendering his or her resignation as of the Effective Date.

        (l) Prior to March 1, 1997 (unless a later date is necessary due to the provisions of Section 5.2(k)) WABC shall have received consolidated financial statements of ValliCorp and the ValliCorp Subsidiaries (which financial statements shall be accompanied by those footnotes required by GAAP), as of December 31, 1996. Such financial statements shall be warranted by ValliCorp to present fairly the information stated therein at the date thereof, in accordance with GAAP, such accounting principles having been consistently applied (except for inconsistencies, if any, attributable to changes promulgated by the Financial Accounting Standards Board). Such financial statements shall also have been audited by Deloitte & Touche, which audit shall have been conducted in accordance with generally accepted auditing standards; and such financial statements shall be accompanied by the auditor's report, which shall state that in Deloitte &

Touche's opinion, such financial statements present fairly, in all material respects, the financial position and results of ValliCorp and the ValliCorp Subsidiaries as of the date of such financial statements in accordance with GAAP, and which report and opinion shall not be qualified in a manner not acceptable to WABC in the exercise of its business judgment. Based on said audited balance sheet, ValliCorp shall have a consolidated book value as of December 31, 1996 of at least $138,885,000. Based on said audited balance sheet and ValliCorp's unaudited consolidated balance sheet as of March 31, 1997, ValliCorp shall have a consolidated book value as of March 31, 1997 of at least $138,885,000.

        No more than ten (10) Business Days after March 31, 1997 or the quarter end immediately preceding the Effective Date, whichever shall last occur, WABC shall have received a consolidated balance sheet of ValliCorp and the ValliCorp Subsidiaries as of such quarter end. In addition, such balance sheet shall be warranted by ValliCorp to present fairly the information stated therein at the date thereof, in accordance with GAAP, such accounting principles having been consistently applied (except for inconsistencies, if any, attributable to changes promulgated by the Financial Accounting Standards Board). Based on said balance sheet, ValliCorp shall have a consolidated book value as of such quarter end of at least $138,885,000; provided, however, that for purposes of preparing
                              --------  -------
the preceding calculation for such quarter end any charges, writedowns, reserves, provisions and similar expenses which are required to be made pursuant to Section 5.2(j)(2)(i) (including without limitation any charges or reserves required to achieve compliance with the proviso in Section 5.2(j)(2)), (4) or
(5), or Section 5.2(k) or Section 5.3(g) but not recorded in ValliCorp's books because not required to be so recorded pursuant to ValliCorp's policies and practices, shall be recorded on a pro forma basis such that the parties can determine whether the preceding book value test will be actually satisfied. Immediately upon the determination of the amount of such items pursuant to Sections 5.2(j)(2), (4) or (5), 5.2(k) and 5.3(g), ValliCorp shall record (to the extent not previously recorded) all such charges, writedowns, reserves, provisions and similar expenses to the extent consistent with GAAP in its March 31, 1997 financial statements if such financial statements have not been previously issued publicly (or subsequent quarter end financial statements if the financial statements for the quarter ended March 31, 1997 have previously been so issued).

        The parties agree that all investment banking, legal and accounting expenses in excess of $1,500,000 that have been or will be incurred by ValliCorp in connection with the Merger from and after June 25, 1996 and recorded on its books as of March 31, 1997 shall be excluded for purposes of calculating the book value tests as set forth in this Section 6.3(l). The parties further agree that the effect of Capital Transactions (as defined below), losses reflected in share-holders' equity pursuant to GAAP, if any, existing as of the date hereof, or which result after the date hereof, in ValliCorp's available for sale investment portfolio due to rising interest rates, and any adjustments to ValliCorp's books pursuant to Section 5.2(j)(1) or 2(ii) shall be disregarded for purposes of calculating the book value tests as set forth in this Section 6.3(l). "Capital Transactions" shall include all ValliCorp stock option exercises, debt conversions, ESOP and DRIP share issuances, net of any ValliCorp share repurchases, to the extent that any such exercises, conversions, issuances or repurchases shall have occurred after June 30, 1996. The parties agree that if ValliCorp's consolidated book value (determined in the manner described above) as of March 31, 1997 (or subsequent quarter end, if applicable) is less than $138,885,000 but more than $125,000,000, then the Exchange Ratio as adjusted for all other adjustments provided for in this Agreement shall be adjusted downward according to the following formula (and no failure of a condition shall have occurred):



Exchange
Ratio =                                  Book Value (March 31, 1997
             Prior Exchange  X  (or subsequent quarter end, if applicable))
                                -------------------------------------------
                  Ratio                     $138,885,000


If ValliCorp's consolidated book value (as determined in the manner described above) as of the end of the calendar quarter preceding the Effective Date is less than $125,000,000, this Section 6.3(l) shall not be satisfied.


                                   ARTICLE 7

                       Termination, Waiver and Amendment
                       ---------------------------------

        7.1  Termination.
             -----------

        (a)  Termination.  This Agreement and the Plan of Merger may be
             -----------
             terminated as follows:

                (1) By the mutual consent of the Boards of Directors of both WABC and ValliCorp at any time prior to the consummation of the Merger.

                (2) By the Board of Directors of WABC on or after August 15, 1997, if (A) any of the conditions in Section 6.3 to which the obligations of WABC are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived by WABC and ValliCorp shall have failed to complete the Merger.

                (3) By the Board of Directors of WABC if a Material Adverse Effect shall have occurred with respect to ValliCorp and the ValliCorp Subsidiaries taken as a whole since September 30, 1996, or there has been failure or prospective failure on the part of ValliCorp or ValliWide to comply with its obligations under this Agreement, or any failure or prospective failure to comply with any of the conditions set forth in Section 6.3 hereof.

                (4) By WABC if, after the date hereof, any person (other than WABC or any Subsidiary thereof) shall become and remain for ten Business Days the beneficial owner of 10% or more of the then outstanding shares of ValliCorp or any Person (other than WABC or a subsidiary thereof) shall have commenced a bona fide tender offer or exchange offer to acquire at least 10% of the then outstanding shares of ValliCorp.

                (5) By the Board of Directors of ValliCorp on or after August 15, 1997, if (A) any of the conditions contained in Section 6.2 to which the obligations of ValliCorp are subject have not been fulfilled, or (B) such conditions have been fulfilled or waived but WABC shall have failed to complete the Merger; provided, however, that if WABC is
                                        --------  -------
        engaged at the time in litigation (including an administrative appeal procedure) relating to an attempt to obtain one or more of the Government Approvals or if WABC shall be contesting in good faith any litigation which seeks to prevent consummation of the transactions contemplated hereby, such nonfulfillment shall not give ValliCorp the right to terminate this Agreement until the earlier of (A) twelve (12) months after the date of this Agreement and (B) sixty (60) days after the completion of such litigation and of any further regulatory or judicial action pursuant thereto, including any further action by a governmental agency as a result of any judicial remand, order or directive or otherwise or any waiting period with respect thereto.

                (6) By the Board of Directors of ValliCorp if (i) a Material Adverse Effect shall have occurred with respect to WABC and the WABC Subsidiaries taken as a whole since September 30, 1996, or (ii) there has been failure or prospective failure on the part of WABC to comply with its obligations under this Agreement, or (iii) any failure or prospective failure to comply with any condition set forth in Section 6.2.

                (7) By the Board of Directors of ValliCorp, if the Board of Directors so determines by a vote of a majority of the members of its entire Board, at any time during the two-day period commencing one day after the Determination Date, if the Average Price as of the Determination Date of shares of WABC Common Stock shall be less than $46.13 (the "Minimum Price"); subject, however, to the following three
                                      -------  -------
        sentences. If ValliCorp elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to WABC; provided that such notice of election to terminate may be withdrawn at any time within the aforementioned two-day period. During the two-day period commencing on the day after receipt of such notice, WABC shall have the option in the case of a failure to satisfy the condition set forth in this clause, of adjusting the Exchange Ratio to equal a number equal to a quotient (rounded to the nearest ten thousandth), the numerator of which is the product of the Minimum Price and .4313 and the denominator of which is the Average Price. If WABC makes an election contemplated by the preceding sentence, within such two-day period, it shall give prompt written notice to ValliCorp of such election and the revised Exchange Ratio, whereupon no termination shall have occurred pursuant to this Section and this Reorganization Agreement shall remain in effect in accordance with its terms (except as the Exchange Ratio shall have been so modified), and any references in this Agreement to "Exchange Ratio" shall thereafter be deemed to refer to the Exchange Ratio as adjusted pursuant to this Section.

                For purposes of this subsection, "Determination Date" shall mean the last day of the 20 trading day period referred to in the definition of Average Price.

        (b)  Notice.  The power of termination hereunder may be exercised by
             ------
WABC or ValliCorp, as the case may be, only by giving written notice, signed on behalf of such party by its Chairman of the Board or President, to the other party.

        (c)  Breach of Obligations.  If there has been a material breach by
             ---------------------
either party in the performance of any of the obligations herein which shall not have been cured within thirty (30) days after written notice thereof has been given to the defaulting party, the nondefaulting party shall have the right to terminate this Agreement upon written notice to the other party. In any event, the nondefaulting party shall have no obligation to consummate any transaction or take any further steps toward such consummation contemplated hereunder until such breach is cured.

        (d)  Termination and Expenses.  Termination of this Agreement shall not
             ------------------------
terminate or affect the Stock Option Agreement or the representations and warranties in Article 3 insofar as they relate to the Stock Option Agreement or the obligations of the parties under Section 5.1(e), 5.2(h) or 8.1 or otherwise to pay expenses as provided elsewhere herein, to maintain the confidentiality of the other party's information pursuant to Section 5.3(d), or the provisions of this Section 7.1(d) or of Section 8.5, 8.8 or 8.9 or the second sentence of
Section 8.3 and shall not affect any agreement after such termination. The parties agree that any termination of this Agreement shall not in any manner release or be construed as so releasing the nonterminating party or parties or their respective officers or directors from any liability or damage to the other party or parties arising out of, in connection with or otherwise relating to, directly or indirectly, such parties' willful breach of its covenants, agreements, representations or warranties hereunder.

        7.2  Survival of Representations, Warranties and Covenants.  No
             -----------------------------------------------------
investigation by WABC or ValliCorp made before or after the date hereof shall affect the representations and warranties which are contained in this Agreement; provided that all representations, warranties, covenants and agreements in this Reorganization Agreement and the Plan of Merger or in any instrument delivered pursuant hereto or thereto shall expire on, and be terminated and extinguished at, the Effective Date other than covenants and agreements that by their terms are to survive or be performed, in whole or in part, after the Effective Date, provided that no such representations, warranties or covenants shall be deemed to be terminated or extinguished so as to deprive WABC or ValliCorp (or any director, officer or controlling person thereof) of any defense in law or equity which otherwise would be available against the claims of any person, including, without limitation, any shareholder or former shareholder of either WABC or ValliCorp, the aforesaid representations, warranties, covenants and agreements being material inducements to the consummation by WABC and ValliCorp of the transactions contemplated herein.

        7.3  Amendment or Supplement.  This Reorganization Agreement and the
             -----------------------
Plan of Merger may be amended or supplemented at any time by mutual agreement of the parties hereto or thereto. Any such amendment or supplement must be in writing and approved by their respective boards of directors and/or officers authorized thereby.

                                   ARTICLE 8

                                 Miscellaneous
                                 -------------

        8.1  Fees and Expenses.
             -----------------

        (a) Unless otherwise agreed by the parties in writing or as otherwise provided herein, each party hereto shall bear and pay all costs and expenses incurred by it incident to preparing, entering into and carrying out this Agreement and to consummating the Merger, including fees and expenses of its own financial consultants, accountants and counsel, except that WABC and ValliCorp each shall bear and pay 50% of all printing and mailing costs and filing fees associated with the Registration Statement and the Proxy Statement. Notwithstanding the foregoing provisions of this Section 8.1, if this Agreement and the Plan of Merger are terminated by either party pursuant to Section 7.1(c) hereof because of a willful breach by the other party of any representation, warranty, covenant or agreement as set forth in Section 7.1(c), and provided that the terminating party shall not have been in breach of any representation and warranty (in any material respect), covenant or agreement contained herein or in the Plan of Merger, then the breaching party shall bear and pay all the costs and expenses incurred by the parties, with respect to the fees and expenses of financial and other consultants, investment bankers, accountants, counsel printers and persons involved in the transactions contemplated by this Reorganization Agreement, including the preparation of the Registration Statement and Proxy Statement and the solicitation of proxies, in each case that are not employees of the party that incurred such fees and expenses. Final settlement with respect to the payment of such fees and expenses by the parties shall be made within thirty days of the termination of this Reorganization Agreement and the Plan of Merger.

        (b) Notwithstanding anything to the contrary contained herein, the aggregate amount of gain realized by WABC pursuant to the Stock Option Agreement from ValliCorp (or the Substitute Option Seller (as defined in the Stock Option Agreement)), when added to the Termination Fee, if any, received by WABC shall not in the aggregate exceed $15,000,000, and, in the event WABC realizes gain in excess of such amount under the Stock Option Agreement from the Company (or the Substitute Option Seller), WABC undertakes promptly to pay back to ValliCorp, by wire transfer of immediately available funds, the amount of such excess.

        8.2  Entire Agreement; Severability.  This Agreement, the Plan of
             ------------------------------
Merger, the Stock Option Agreement and the documents, certificates, agreements, letters and schedules and exhibits attached or required to be delivered pursuant hereto or thereto and the Letter Agreement set forth the entire agreement and understanding of the parties with respect to the transactions contemplated hereunder and thereunder and supersede all prior agreements, arrangements or understandings with respect thereto. Each provision of this Agreement, the Plan of Merger and the Stock Option Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if any provision hereof or thereof shall be prohibited or ruled invalid under applicable law, the validity, legality and enforceability of the remaining provisions shall not, except as otherwise required by law, be affected or impaired as a result of such prohibition or ruling.

        8.3  Binding Agreement.  The terms and conditions of this Agreement and
             -----------------
the Plan of Merger shall inure to the benefit of and be binding upon the parties hereto and thereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or association not a party hereto, and no other person, firm, corporation or association shall acquire or have any right under or by virtue of this Agreement. Except as specifically set forth herein, or in the Plan of Merger, nothing in this Agreement or the Plan of Merger, expressed or implied, is intended to confer upon any party, other than the parties hereto and thereto, and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities.

        8.4  No Assignment.  No party hereto may assign this Agreement or any of
             -------------
its rights, privileges, duties or obligations hereunder (whether by operation of law or otherwise) to any other Person without the prior written consent of the other parties to this Agreement. Any such purported assignment or delegation that is made without the prior written consent of the other parties to this Agreement shall be void and of no effect.

        8.5  Notices.  All notices or other communications which are required or
             -------
permitted hereunder shall be effective only if in writing and delivered personally or sent by facsimile transmission or overnight express or by registered or certified mail, postage prepaid, addressed as follows:

        If to ValliCorp or ValliWide:

        ValliCorp Holdings, Inc.
        8405 North Fresno Street
        Fresno, CA 93720
        Attention:  J. Mike McGowan
                    Chairman and Chief Executive Officer
        Tele. No.:  (209) 437-5705
        Fax No.:  (209) 437-0231

        With a required copy to:

        ValliCorp Holdings, Inc.
        8405 North Fresno Street
        Fresno, California 93720
        Attention:  E. L. Herbert, Esq.
        Tele. No.:  (209) 437-5705
        Fax No.:  (209) 437-0231

        and to:

        Lillick & Charles
        Two Embarcadero Center
        San Francisco, California 94111
        Attention:  Ronald Bachli, Esq.
        Tele. No.:  (415) 984-8200
        Fax No.:  (415) 984-8300

        If to WABC:

        David L. Payne
        Chairman of the Board
        Westamerica Bancorporation
        1108 Fifth Avenue
        San Rafael, CA 94901
        Tele. No.:  (415) 257-8000
        Fax No.:  (415) 257-8015

        With a required copy to:

        Pillsbury Madison & Sutro LLP
        P.O. Box 7880
        San Francisco, CA 94120-7880
        Attention:  Jonathan D. Joseph, Esq.
        Tele. No.:  (415) 983-1000
        Fax No.:  (415) 983-1200

or to such other address as either party may designate by notice to the other, and shall be deemed to have been given upon receipt.

        8.6  Captions.  The captions contained in this Agreement are for
             --------
reference purposes only and are not part of this Agreement.

        8.7  Counterparts.  This Agreement may be executed in any number of
             ------------
counterparts, each of which shall be deemed to be an original instrument, but all of which together shall constitute one and the same instrument.

        8.8  Governing Law.  This Agreement shall be governed by and construed
             -------------
in accordance with the laws of the State of California applicable to agreements made and entirely to be performed within such jurisdiction, except to the extent federal law is mandatorily applicable, and the laws of California shall govern the validly and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

        8.9  Attorneys' Fees.  In any action at law or suit in equity in
             ---------------
relation to this Agreement, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

        8.10  Specific Performance.  The parties hereby acknowledge and agree
              --------------------
that the failure of either ValliCorp, ValliWide or WABC to fulfill any of its respective covenants and agreements hereunder, including the failure to take all such actions as are necessary on its part to cause the consummation of the Merger, will cause irreparable injury to the other party (or parties) for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereto does hereby consent to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of its obligations and to the granting by any such court of the remedy of the specific performance by it of its obligations hereunder.

        8.11  Waivers.  Prior to or at the Effective Time, except with respect
              -------
to any required shareholder or regulatory approval, WABC and ValliCorp, respectively, by written instrument signed by an executive officer of such party, may at any time (whether before or after approval of this Reorganization Agreement and the Plan of Merger by the shareholders of ValliCorp and WABC) extend the time for the performance of any of the obligations or other acts of ValliCorp, on the one hand, or WABC, on the other hand, and may waive (i) any inaccuracies of such parties in the representations or warranties contained in this Agreement, the Plan of Merger or any document delivered pursuant hereto or thereto, (ii) compliance with any of the covenants, undertakings or agreements of such parties, or satisfaction of any of the conditions precedent to its obligations, contained herein or in the Plan of Merger or (iii) the performance by such parties of any of its obligations set out herein or therein; provided,
                                                                     --------
however, that no such waiver executed after approval of this Agreement and the
-------
Plan of Merger by the shareholders of ValliCorp or WABC shall change the number of shares of WABC Common Stock into which each share of ValliCorp Common Stock shall be converted pursuant to the Merger. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or power provided herein or by law or in equity. The waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself. Any requests for waivers or waivers granted pursuant to this
Section 8.11 shall be in accordance with the provisions of Section 8.5 hereof.

        IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed in counterparts by their duly authorized officers and their corporate seal to be hereunto affixed and attested by their officers thereunto duly authorized, all as of the day and year first above written.

Attest                                      VALLICORP HOLDINGS, INC.


/s/ E. L. Herbert                           By /s/ J. Mike McGowan
-----------------                              -------------------
E. L. Herbert                               J. Mike McGowan
Executive Vice President, General Counsel   Chairman and Chief Executive Officer
 and Secretary

(SEAL)

Attest                                      VALLIWIDE BANK


/s/ E. L. Herbert                           By /s/ J. Mike McGowan
-----------------                              -------------------
E. L. Herbert                               J. Mike McGowan
Executive Vice President, General Counsel   Chairman and Chief Executive Officer
 and Secretary

(SEAL)

Attest                                      WEST AMERICA BANCORPORATION


/s/ Mary Anne Bell                          By /s/ David L. Payne
------------------                             ------------------
Mary Anne Bell                              David L. Payne
Assistant Corporate Secretary               Chairman, President and Chief
                                             Executive Officer
(SEAL)

                                                                        Annex A

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

        THIS AGREEMENT AND PLAN OF MERGER, dated as of ________________, 1996 (this "Merger Agreement"), is made and entered into by and between ValliCorp Holdings, Inc., a Delaware corporation ("Seller") and Westamerica Bancorporation, a California corporation ("Buyer").

                              W I T N E S S E T H:

        A. The Boards of Directors of Buyer and Seller have approved, and deem it advisable and in the best interests of Buyer, Seller and their respective shareholders, that Buyer and Seller consummate the business transaction provided for herein in which Seller would merge with and into Buyer (the "Merger").

        B. Buyer and Seller have entered into an Agreement and Plan of Reorganization dated as of November 11, 1996 (the "Agreement"), providing, among other things, for the execution and filing of this Merger Agreement and the consummation of the Merger.

        NOW, THEREFORE, in consideration of the promises and mutual agreements contained in this Merger Agreement, the parties to this Merger Agreement hereby agree that Seller shall be merged with and into Buyer in accordance with the provisions of the laws of the State of California and the State of Delaware upon the terms and subject to the conditions set forth as follows:

        1.      The Merger.
                ----------

        1.1     Effective Time.  On ____________, 199_ and (i) upon the filing
                --------------
with the California Secretary of State of a duly executed counterpart of this Merger Agreement with the officers' certificates prescribed by Section 1103 of the California General Corporation Law attached thereto, and (ii) upon the filing with the Delaware Secretary of State of a duly executed counterpart of this Merger Agreement ("Effective Date") the Merger shall become effective. The effective time of the Merger on the Effective Date shall be 11:59 p.m., Pacific Standard Time.

        1.2     Effect of the Merger.  On the Effective Date, Seller shall be
                --------------------
merged with and into Buyer and the separate corporate existence of Seller shall cease. Buyer shall be the surviving corporation (the "Surviving Corporation") in the Merger. It shall thereupon succeed, without other transfer, to all rights and properties of, and shall be subject to all the debts and liabilities of, Seller and the separate existence of Buyer as a California corporation, with all its purposes, objects, rights, powers, privileges and franchises shall continue unaffected and unimpaired by the Merger.

        2.      Corporate Governance Matters.
                ----------------------------
        2.1 From and after the Effective Date and until thereafter amended as provided by law: (A) the Articles of Incorporation of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Articles of Incorporation of the Surviving Corporation; and (B) the Bylaws of Buyer as in effect immediately prior to the Effective Date shall be and continue to be the Bylaws of the Surviving Corporation.

        2.2 On the Effective Date: (A) the directors of the Surviving Corporation shall be those persons who are the directors of Buyer immediately prior to the Effective Date; and (B) the officers of the Surviving Corporation shall be those persons who are the officers of Buyer at the Effective Date. Additional members of the Board of Directors and officers of the Surviving Corporation may be elected or appointed subsequent to the Effective Date pursuant to the terms of the Agreement and in accordance with the Bylaws of the Surviving Corporation. Such directors and officers shall continue to hold office from and after the Effective Date until they shall have resigned or shall have been legally removed or until their respective successors shall have been elected and qualified. Removal and replacement of such directors and officers, subject to any contractual rights they may have, shall be governed by the Bylaws of the Surviving Corporation and the General Corporation Law of the State of California. If, at the Effective Date, a vacancy shall exist on the Board of Directors or in the officers of Buyer, such vacancy may be filled in the manner provided in the Bylaws of the Surviving Corporation.

        3.      Conversion of Shares.
                --------------------

        3.1     Conversion of Seller Shares.  As of the Effective Date, by
                ---------------------------
virtue of the Merger and without any action on the part of the holder of the common stock of Seller, par value $.01 per share (a "Seller Share" or "Seller Common Stock"):

                   (a) Each issued and outstanding Seller Share (other than fractional shares, or any shares as to which dissenters' rights have been perfected), including each attached right issued pursuant to the Rights Agreement dated as of March 25, 1996 between Seller and First Interstate Bank of California, shall be converted into _______ shares of the common stock, without par value, of Buyer ("Buyer Common Stock" or a "Buyer Share").

                   (b) From and after the Effective Date, the holders of certificates formerly representing Seller Shares shall cease to have any rights with respect thereto other than any dissenters' rights they have perfected pursuant to Section 262 of the General Corporation Law of the State of Delaware.

                   (c) On the Effective Date, all shares of Seller Common Stock held in the treasury of Seller or owned beneficially by any subsidiary of Seller other than in a fiduciary capacity or in connection with a debt previously contracted and all shares of Seller Common Stock owned by Buyer or owned beneficially by any subsidiary of Buyer other than in a fiduciary capacity or in connection with a debt previously contracted shall be canceled and no cash, stock or other property shall be delivered in exchange therefor.

        3.2     Fractional Shares.  Notwithstanding any other provision hereof,
                -----------------
no fractional shares of Buyer Common Stock shall be issued to holders of Seller Shares. In lieu thereof, each such holder entitled to a fraction of a share of Buyer Common Stock shall receive, at the time of surrender of the certificate or certificates representing such holder's Seller Shares, an amount in cash equal to the market value per share of the Common Stock of Buyer, calculated by taking the average of the closing price quoted on the Nasdaq, as reported in The Wall Street Journal, for each of the twenty consecutive trading days prior to five trading days prior to the Effective Date, rounded to 4 decimal places (whether or not there were any trades in Buyer Common Stock on such days), multiplied by the fraction of a share of Buyer Common Stock to which such holder otherwise would be entitled. No such holder shall be entitled to dividends, voting rights, interest on the value of, or any other rights in respect of, a fractional share.

        3.3     Surrender of Seller Shares.
                --------------------------

        (a) Prior to the Effective Date, Buyer shall appoint Chemical Trust Company of California or its successor, or any other bank or trust company (having capital of at least $50 million) mutually acceptable to Seller and Buyer, as exchange agent (the "Exchange Agent") for the purpose of exchanging certificates representing the Buyer Common Stock, and at and after the Effective Date, Buyer shall issue and deliver to the Exchange Agent certificates representing the Buyer Common Stock, as shall be required to be delivered to holders of Seller Shares pursuant to Section 3.1 of this Merger Agreement. As soon as practicable after the Effective Date, each holder of Seller Shares converted pursuant to Section 3.1, upon surrender to the Exchange Agent of one or more certificates for such Seller Shares for cancellation, along with duly executed transmittal materials to be mailed after the Effective Date by the Exchange Agent, will be entitled to receive a certificate representing the number of shares of Buyer Common Stock determined in accordance with Section 3.1 and a payment in cash with respect to fractional shares, if any, determined in accordance with Section 3.2. Each certificate representing Buyer Common Stock will bear a notation incorporating the Amended Rights Agreement (as that term is defined in Section 1.4 of the Agreement) by reference and certificates representing the Buyer Common Stock will evidence and entitle the holders thereof to certain rights as set forth in and subject to the terms of the Amended Rights Agreement ("Rights"). Certificates issued for the Buyer Common Stock shall be deemed to be certificates for said Rights.

        (b) No dividends or other distributions of any kind which are declared payable to shareholders of record of the Buyer Common Stock after the Effective Date will be paid to persons entitled to receive such certificates for Buyer Common Stock until such persons surrender their certificates representing Seller Shares. Upon surrender of such certificates representing Seller Shares, the holder thereof shall be paid, without interest, any dividends or other distributions with respect to the Buyer Common Stock as to which the record date and payment date occurred on or after the Effective Date and on or before the date of surrender.

        (c) If any certificate for a Buyer Share is to be issued in a name other than that in which the certificate for a Seller Share surrendered in exchange therefor is registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer costs, taxes or other expenses required by reason of the issuance of certificates for such Buyer Share in a name other than the registered holder of the certificate surrendered, or such persons shall establish to the satisfaction of Buyer and the Exchange Agent that such costs, taxes or other expenses have been paid or are not applicable.

        (d) All dividends or distributions, and any cash to be paid pursuant to Section 3.2 in lieu of fractional shares, if held by the Exchange Agent for payment or delivery to the holders of unsurrendered certificates representing Seller Shares and unclaimed at the end of one year from the Effective Date, shall (together with any interest earned thereon) at such time be paid or redelivered by the Exchange Agent to Buyer, and after such time any holder of a certificate representing a Seller Share who has not surrendered such certificate to the Exchange Agent shall, subject to applicable law, look as a general creditor only to Buyer for payment or delivery of such dividends or distributions or cash, as the case may be. Buyer shall not be liable to any holder of a share of Seller Common Stock for such share (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

        (e) Upon the Effective Date, the stock transfer books of Seller shall be closed and no transfer of Seller Common Stock shall thereafter be made or recognized.

        (f) In the event that prior to the Effective Date the outstanding shares of Buyer Common Stock or Seller Common Stock shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities by recapitalization, reclassification, stock dividend, stock split or other like changes in Buyer's or Seller's capitalization, or a distribution shall be made on Buyer Common Stock or Seller Common Stock in any security convertible into Buyer Common Stock or Seller Common Stock, respectively (provided that no such action shall be taken by Seller without Buyer's prior written consent pursuant to Section 5.2 of the Agreement), then an appropriate and proportionate adjustment shall be made in the number and kind of shares of Buyer Common Stock to be thereafter delivered pursuant to this Merger Agreement.

        3.4 All shares of Buyer Common Stock shall remain outstanding and unaffected by the Merger.

        4.   Termination and Amendment.
             -------------------------

        4.1 The obligations of the parties to effect the Merger shall be subject to all the terms and conditions contained in the Agreement. Notwithstanding the approval of this Merger Agreement by the shareholders of Seller or Buyer, this Merger Agreement shall terminate forthwith in the event that the Agreement shall be terminated as therein provided.

        4.2 This Merger Agreement may be amended by Buyer and Seller at any time prior to the Effective Date without the approval of the shareholders of Seller or Buyer with respect to any of its terms except the terms relating to the form or amount of consideration to be delivered to the Seller shareholders in the Merger. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

        4.3 This Merger Agreement may be signed in any number of counterparts, each of which shall be deemed an original, and all of which shall be deemed but one and the same instrument.

        5.   Miscellaneous.
             -------------

        5.1 The Agreement is and will be maintained on file at the principal place of business of the Surviving Corporation. The address of the principal place of business of the Surviving Corporation is 4550 Mangels Boulevard, Fairfield, California 94585.

        5.2 A copy of the Agreement will be furnished by the Surviving Corporation, on request and without cost to any stockholder of Seller or Buyer.

        5.3 The Agreement between the parties to the Merger has been approved, adopted, certified, executed and acknowledged by each of the Seller and Buyer in accordance with the requirements of Chapter 12 of the California General Corporation Law and Section 252 of the General Corporation Law of the State of Delaware.

        5.4 The Surviving Corporation agrees that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of Seller, as well as for enforcement of any obligation of the Surviving Corporation arising from the Merger, including any suit or other proceedings to enforce the right of any stockholders as determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware, and irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings and directs the Secretary of State of the State of Delaware to mail copies of such process to the following address: 4550 Mangels Boulevard, Fairfield, California 94585.

        IN WITNESS WHEREOF, the parties have duly executed this Merger Agreement as of the date first written above.


                                             BUYER



                                             By: /s/David L. Payne
                                                 _____________________________
                                                 David L. Payne, President and
                                                  Chief Executive Officer



                                             By: /s/Mary Anne Bell
                                                 ____________________________
                                                 Mary Anne Bell, Assistant
                                                  Corporate Secretary

                                             SELLER



                                             By: /s/J. Mike McGowan
                                                 ____________________________
                                                 J. Mike McGowan, Chairman and
                                                  Chief Executive Officer



                                             By: /s/Edwin L. Herbert
                                                ____________________________
                                                Edwin L. Herbert, Secretary